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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HEADWATERS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

10653 South River Front Parkway, Suite 300
South Jordan, Utah 84095

        January 6, 2012

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Headwaters Incorporated, which will be held on Thursday, February 23, 2012, starting at 2:00 p.m., Mountain Standard Time, at our corporate headquarters located at 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095. In addition to the matters to be acted upon at the meeting, which are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report with respect to the current status of our operations and an opportunity for you to ask questions.

        We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. On or about January 13, 2012, we will mail to our stockholders a Notice containing instructions on how to access our 2012 proxy statement and other proxy materials and vote online. The Notice contains instructions on how you can receive a paper copy of the proxy statement and other proxy materials.

        Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you request a paper copy of the proxy card, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice or proxy card.

        If you have any questions after reading the Proxy Statement and other materials we have sent, please call Sharon Madden, our Vice President of Investor Relations, at 1-800-316-6214.

Sincerely,
/s/ KIRK A. BENSON Kirk A. Benson Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting to be held on Thursday, February 23, 2012

Our proxy statement, 2011 annual report and 2011 Form 10-K are available at
https://materials.proxyvote.com/42210P.

10653 South River Front Parkway, Suite 300
South Jordan, Utah 84095

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 23, 2012

To the Stockholders of Headwaters Incorporated:

        The 2012 Annual Meeting of Stockholders of Headwaters Incorporated, a Delaware corporation, will be held on Thursday, February 23, 2012, starting at 2:00 p.m., Mountain Standard Time, at our corporate headquarters located at 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095, for the following purposes:

  1.
  To elect three Class III directors to serve until the 2015 annual meeting, or until their successors are duly elected and qualified;

  2.
  To ratify the selection by the Board of Directors of BDO USA, LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2012;

  3.
  To approve the 2012 Executive Master Bonus Plan, a replacement of our current Short-Term Incentive Bonus Plan;

  4.
  To approve a 2,700,000 increase in the number of shares available for issuance under the 2010 Incentive Compensation Plan;

  5.
  To have an advisory vote on executive compensation; and

  6.
  To transact such other business as may properly come before the annual meeting and any and all adjournments or postponements thereof.

        Our Board of Directors has chosen the close of business on December 30, 2011 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record as of the record date are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Whether or not you plan to attend the annual meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you request a copy of the proxy card, you may sign, date and mail the proxy card in the envelope provided.

By Order of the Board of Directors,
/s/ HARLAN M. HATFIELD Harlan M. Hatfield Secretary

January 6, 2012

Your Vote Is Important!

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on February 23, 2012

GENERAL INFORMATION

        This proxy statement is being furnished to the stockholders of Headwaters Incorporated, in connection with the solicitation of proxies on behalf of the Board of Directors of Headwaters for use at Headwaters' Annual Meeting of Stockholders and any and all adjournments or continuations of the annual meeting, to be held Thursday, February 23, 2012, starting at 2:00 p.m., Mountain Standard Time, at our corporate headquarters located at 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. On or about January 13, 2012, we will mail to our stockholders a Notice containing instructions on how to access our 2012 proxy statement and other proxy materials and vote online. Stockholders may receive a copy of the proxy statement and other proxy materials by mail upon request.

        When we use "Headwaters," "we," "us," "our" or the "Company," we are referring to Headwaters Incorporated.

        This proxy statement along with our Annual Report on Form 10-K filed with the Securities and Exchange Commission and our Annual Report to Stockholders are also available at https://materials.proxyvote.com/42210P.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is this proxy statement?

        You have received a Notice referring to this proxy statement and our other proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (SEC) and that is designed to assist you in voting your shares. As permitted by SEC rules, we are making this proxy statement and other proxy materials available to our stockholders electronically via the Internet. On or about January 13, 2012, we will mail to our stockholders of record as of the close of business on December 30, 2011 a Notice containing instructions on how to access this proxy statement and other proxy materials online. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and other proxy materials. The Notice also instructs you on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

What is the purpose of the annual meeting?

        At the annual meeting, our stockholders will act upon the matters described in this proxy statement. These actions include the election of directors; ratification of the appointment of the independent registered public accounting firm (which we sometimes refer to as the "independent auditors"); approval of the 2012 Executive Master Bonus Plan; approval of a 2,700,000 increase in the number of shares available for issuance under the 2010 Incentive Compensation Plan; and an advisory

(that is, nonbinding) vote on executive compensation. An additional purpose of the annual meeting is to transact any other business that may properly come before the annual meeting and any and all adjournments or postponements of the annual meeting.

Who can attend the annual meeting?

        All stockholders of record at the close of business on December 30, 2011, the record date, or their duly appointed proxies, may attend the annual meeting.

What proposals will be voted on at the annual meeting?

        Stockholders will vote on five proposals at the annual meeting:

  •
  the election of directors;

  •
  the ratification of BDO USA, LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2012;

  •
  the approval of the 2012 Executive Master Bonus Plan, a replacement of our current Short-Term Incentive Bonus Plan;

  •
  the approval of a 2,700,000 increase in the number of shares available for issuance under the 2010 Incentive Compensation Plan; and

  •
  an advisory vote on executive compensation.

What are the Board's recommendations?

        Our Board recommends that you vote:

  •
  FOR election of the nominated directors;

  •
  FOR ratification of BDO USA, LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2012;

  •
  FOR approval of the 2012 Executive Master Bonus Plan;

  •
  FOR approval of a 2,700,000 increase in the number of shares available for issuance under the 2010 Incentive Compensation Plan; and

  •
  FOR approval of the compensation of our named executive officers.

Will there be any other business on the agenda?

        The Board knows of no other matters that are likely to be brought before the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Who is entitled to vote?

        Only stockholders of record at the close of business on December 30, 2011, which we refer to as the record date, are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 61,025,429 shares of our common stock outstanding. Holders of common stock as of the record date are entitled to one vote for each share held for each of the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the "stockholder of record." The Notice containing instructions on how to access the proxy materials online has been sent directly to you by us.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the Notice.

How do I vote my shares?

        Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:

  •
  By Telephone—Stockholders located in the United States can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

  •
  By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card; or

  •
  By Mail—If you requested your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EST) on February 22, 2012.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the annual meeting in order to vote.

        If you vote by proxy, the individuals named on the proxy card (your "proxies") will vote your shares in the manner you indicate. You may specify how your shares should be voted for each of the proposals. If you grant a proxy without indicating your instructions, your shares will be voted as follows:

  •
  FOR the election of the three nominees for director;

  •
  FOR the ratification of the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending September 30, 2012;

  •
  FOR the approval of the 2012 Executive Master Bonus Plan;

  •
  FOR the approval of a 2,700,000 increase in the number of shares available for issuance under the 2010 Incentive Compensation Plan; and

  •
  FOR the approval of the compensation of our named executive officers.

        You may revoke or change your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person at the Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to the Corporate Secretary. Your most current proxy card or telephone or Internet proxy is the one that is counted.

        Each share of common stock is entitled to one vote. The record date for determining stockholders entitled to notice of and to vote at the annual meeting is December 30, 2011. As of that date, there were 61,025,429 shares of our common stock outstanding.

What constitutes a quorum?

        A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. Under Delaware law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting.

What is a broker "non-vote" and what is its effect on voting?

        If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a "broker non-vote." Broker non-votes will not be counted for the purpose of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal, so a broker non-vote will not otherwise affect the outcome of the vote on any of the proposals to be considered at the annual meeting.

        Proposal 2 (ratification of auditors) involves a matter that we believe will be considered routine. All other proposals involve matters that we believe will be considered non-routine. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

What is required to approve each item?

  •
  For Proposal No. 1 (election of directors), each director must be elected by a majority of votes cast with respect to such director (i.e., the number of shares voted "for" a director nominee must exceed the number of votes "withheld" from that nominee).

  •
  For Proposal No. 2 (ratification of independent auditors), the affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the meeting and entitled to vote, is required.

  •
  For Proposal No. 3 (approval of the 2012 Executive Master Bonus Plan), the affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the meeting and entitled to vote, is required.

  •
  For Proposal No. 4 (approval of a 2,700,000 increase in the number of shares available for issuance under the 2010 Incentive Compensation Plan), the affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the meeting and entitled to vote, is required.

  •
  For Proposal No. 5 (advisory vote on executive compensation), the affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the meeting and entitled to vote, is required.

  •
  For any other matters on which stockholders are entitled to vote, the affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the meeting and entitled to vote, is required.

        For all proposals, stockholders may vote For, Against or Abstain. If you Abstain from voting on Proposal No. 1, it will have no effect on the election of directors. If you Abstain from voting on Proposals 2, 3 or 4, the abstention will have the same effect as an Against vote.

        Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

        Our Bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted "for" a director nominee must exceed the number of votes "withheld" from that nominee in order for that nominee to be elected. Only votes "for" or "withheld" are counted as votes cast with respect to a director. Abstentions and broker non-votes will have no effect. If a nominee who currently is serving as a director does not receive the affirmative vote of at least a majority of the votes cast, Delaware law provides that the director would continue to serve on our Board as a "holdover director." However, our Bylaws provide that directors may be nominated for re-election only if the incumbent candidate has tendered, prior to the mailing of the proxy statement, an irrevocable resignation that will be effective upon the failure of the director to receive the required vote at the Annual Meeting and acceptance by the Board of such resignation. The Board must fill director vacancies and new directorships only with candidates who tender, at or prior to the time of their appointment to the Board, such an irrevocable resignation. All nominees for director have tendered such an irrevocable resignation. Under our Corporate Governance Guidelines, in the event any director nominee receives a greater number of votes "withheld" from his or her election than votes "for" such election, the Nominating and Corporate Governance Committee (excluding the director who tendered the resignation) will promptly consider the resignation offer and recommend to the full Board whether to accept it. In reaching its decision, the Committee may consider any factors it considers relevant, including, without limitation: (i) any stated reasons why stockholders "withheld" votes for election of the withheld director; (ii) the length of service and qualifications of the withheld director; (iii) the withheld director's past and expected future contributions to Headwaters; (iv) the overall composition of the Board; (v) whether accepting the tendered resignation would cause Headwaters to fail to meet any applicable rule or regulation, including New York Stock Exchange listing requirements and federal securities laws; and (vi) whether the resignation of the withheld director could result in the triggering of change of control or similar provisions under any contract by which we are bound or any of our benefit plans, and if so, the potential impact thereof. In making its recommendation to the Board, the Committee may consider possible remedies in addition to acceptance of the resignation, including alternatives for curing the underlying cause of the "withheld" votes, if known.

How will shares of common stock represented by properly executed proxies be voted?

        All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board's recommendations on the items listed in the Notice of Annual Meeting. In addition, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Can I change my vote or revoke my proxy?

        Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. You may revoke your proxy prior to exercise by:

  •
  filing with us a written notice of revocation of your proxy,

  •
  submitting a properly signed proxy card bearing a later date,

  •
  voting over the Internet or by telephone, or

  •
  voting in person at the annual meeting.

What does it mean if I receive more than one Notice?

        If your shares are registered under different names or are in more than one account, you may receive more than one Notice. To ensure that all your shares are voted, please vote by telephone or through the Internet using each personal identification number you are provided on the forms of Notice you receive. If you request proxy materials to be mailed to you, you will need to complete, sign and date the multiple proxy cards relating to your multiple accounts. We encourage you whenever possible to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, American Stock Transfer & Trust Company.

Who paid for this proxy solicitation?

        The cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to stockholders in connection with the solicitation of proxies is borne by us.

How do I learn the results of the voting at the annual meeting?

        Preliminary results will be announced at the annual meeting. Final results will be published in a Current Report on Form 8-K filed with SEC within four business days of the annual meeting.

How are proxies solicited?

        In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

What is "householding"?

        "Householding" means that we deliver a single set of proxy materials when requested to households with multiple stockholders, provided certain conditions are met. Householding reduces our printing and mailing costs.

        If you or another stockholder of record sharing your address would like to receive an additional copy of the proxy materials, we will promptly deliver it to you upon your request in one of the following manners:

  •
  by sending a written request by mail to:
  Sharon Madden, Vice President of Investor Relations
  Headwaters Incorporated
  10653 South River Front Parkway, Suite 300
  South Jordan, UT 84095

  •
  by calling Sharon Madden, Vice President of Investor Relations, at 1-800-316-6214.

        If you would like to opt out of householding in future mailings, or if you are currently receiving multiple mailings at one address and would like to request householded mailings, you may do so by contacting Sharon Madden, Vice President of Investor Relations, as indicated above.

Can I receive future stockholder communications electronically through the Internet?

        Yes. You may elect to receive future notices of meetings, proxy statements and other proxy materials electronically through the Internet at www.proxyvote.com. To consent to electronic delivery, vote your shares using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request future stockholder communications be sent to you electronically.

        Once you consent to electronic delivery, you must vote your shares using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.

What are the requirements for presenting stockholder proposals?

        Stockholders may submit proposals on matters appropriate for stockholder action at our annual meeting consistent with regulations adopted by the SEC and our Bylaws. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2013 annual meeting, we must receive them not later than September 15, 2012 or such later date as we may specify in our SEC filings. Your proposals should be addressed to Headwaters at 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095, Attn: Corporate Secretary.

        We anticipate that proxies solicited in connection with our 2013 annual meeting will confer discretionary authority to vote on matters, among others, of which we do not receive notice prior to September 15, 2012.

        In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Corporate Secretary not less than 60 days nor more than 90 days prior to the scheduled date of the meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder making the proposal. For example, to be presented at the 2012 Annual Meeting, such a proposal must have been received by the Corporate Secretary on or after November 25, 2011 but no later than December 22, 2011. No proposals were received during this period. In the event that less than 75 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder must be received not later than the earlier of the following two dates: (a) the close of business on the 15th day following the day on which notice of the date of the scheduled annual meeting was mailed or public disclosure was made, or (b) two days prior to the date of the scheduled meeting. Our Bylaws can be found at www.headwaters.com.

Whom may I contact for further assistance?

        If you have any questions about giving your proxy or require any assistance, please contact Sharon Madden, our Vice President of Investor Relations:

  •
  by mail, to:
  Sharon Madden, Vice President of Investor Relations
  Headwaters Incorporated
  10653 South River Front Parkway, Suite 300
  South Jordan, UT 84095

  •
  by telephone, at 1-800-316-6214.

EXECUTIVE OFFICERS

        The following table sets forth:

  •
  the names of our current executive officers,

  •
  their ages as of the record date for the annual meeting and

  •
  the capacities in which they currently serve Headwaters:

Name	Age	Position(s)	Officer Since
Kirk A. Benson	61	Chief Executive Officer and Chairman of the Board	1999
Donald P. Newman	47	Chief Financial Officer	2010
Harlan M. Hatfield	51	Vice President, General Counsel and Secretary	1998
William H. Gehrmann, III	55	President, Headwaters Heavy Construction Materials	2004

        See "Proposal No. 1—Election of Directors" for biographical information regarding Mr. Benson.

        Donald P. Newman was appointed as our Chief Financial Officer on December 8, 2010. Mr. Newman served as Interim Chief Financial Officer or Vice President—Corporate Controller of Boart Longyear Limited from October 2006 to December 2010. Boart Longyear is the world's leading integrated drilling services and minerals industry manufacturing company providing goods and services to mining companies. From January 2004 to October 2006, Mr. Newman was Vice President—Corporate Controller and Chief Accounting Officer of ACI Worldwide, Inc., a provider of electronic payment software and services, and prior to that time served in various financial positions with NRG Energy, Inc. Mr. Newman graduated from the University of Minnesota (Duluth) in 1987.

        Harlan M. Hatfield has served as Corporate Counsel since October 1996, as Vice President and General Counsel since July 1998 and as Secretary since July 1999. His activities with us have included project development, intellectual property, licensing, strategic business acquisitions, divestitures, and debt and equity financings. As General Counsel he oversees the legal staff and outside legal counsel, litigation, regulatory issues, contracts and other legal matters. Prior to his employment with us, he was in private practice at the Seattle law firm of Oles, Morrison and Rinker for more than nine years where he was a partner. Mr. Hatfield obtained a B.A. degree in Public Policy from Brigham Young University in 1984 and a Juris Doctorate from the University of Minnesota in 1987.

        William H. Gehrmann, III was appointed President of Headwaters Resources, Inc. in October 2004. Mr. Gehrmann has been with Headwaters Resources and its predecessors for more than 25 years and was appointed Senior Vice President, Operations in 2004 and was Senior Vice President, Southern Region for the previous five years. During his time with Headwaters Resources, Mr. Gehrmann has been responsible for the development of new products utilizing coal combustion products, the construction and operation of hazardous and non-hazardous waste landfills, and the design and operation of material handling systems. Mr. Gehrmann has worked in the coal combustion products industry since 1985 where he has received a patent, authored numerous technical papers, and developed new products utilizing CCPs. Mr. Gehrmann graduated from the University of Texas at Austin in 1984 with a B.S. degree in Architectural Engineering, with specializations in structural engineering and construction management.

CORPORATE GOVERNANCE

        We uphold a set of basic values to guide our actions and are committed to maintaining high standards of business conduct and corporate governance. We have adopted a Code of Ethics and Business Conduct for directors, officers (including our principal executive officer and principal financial officer) and employees and Corporate Governance Guidelines, which, in conjunction with our Certificate of Incorporation, Bylaws and Board of Directors committee charters, form the framework for governance of Headwaters. The Code of Ethics and Business Conduct, Corporate Governance Guidelines, Board of Directors committee charters, Bylaws and Certificate of Incorporation are available at www.headwaters.com. We will post on this web site any amendments to these governing documents or waivers of the Code of Ethics and Business Conduct for directors and executive officers.

Board Leadership Structure and Independence

        Our Board leadership structure is currently comprised of i) a combined Chairman of the Board of Directors and Chief Executive Officer, ii) a Vice Chairman and lead independent Director, and iii) independent Chairmen for each of our three standing Board committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee.

        From time to time, the Nominating and Corporate Governance Committee and the entire Board review the Company's leadership structure, including the positions of Chairman of the Board and Chief Executive Officer. Mr. Kirk A. Benson currently serves as both Chairman of the Board and Chief Executive Officer. Over the last seven years, we have undergone a change in our business and business plan from alternative energy to a diversified building products company. Mr. Benson has led this transition and is intimately familiar with our history, current business, and objectives for the future. Our Board believes it is appropriate to continue this combined role, which provides continuity to the management of the Company as we continue this transition. By serving as both our Chairman and Chief Executive Officer, Mr. Benson is able to provide strong and consistent leadership, vision and direction as we pursue our plans. In addition, our Board believes that its information flow, meetings, deliberations, and decision making processes are more focused, efficient, and effective than if the Chairman and Chief Executive Officer roles were separated.

        Our Chairman is assisted by a strong, independent Vice Chairman. Mr. James A. Herickhoff currently serves as our Vice Chairman and lead independent Director and has served in these capacities since 1999 and 2001, respectively. As our Vice Chairman, Mr. Herickhoff has the following responsibilities, among others:

  •
  chairing meetings of our Board in the absence of the Chairman and Chief Executive Officer or when it is deemed appropriate in light of the Chairman's management role;

  •
  chairing and setting the agenda for executive sessions of the non-management and independent directors at each regularly scheduled meeting of our Board, and more often as necessary;

  •
  advising on the agenda, information flow, and schedule of meetings for our Board based on input from directors;

  •
  providing feedback to the Chairman and Chief Executive Officer on corporate and Board strategies and, when requested, helping facilitate communications among board members and the Chief Executive Officer; and

  •
  overseeing the evaluation of our Chief Executive Officer.

        The Board of Directors has determined that each of R Sam Christensen, William S. Dickinson, Blake O. Fisher, Jr., E. J. "Jake" Garn, James A. Herickhoff, and Malyn K. Malquist has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and satisfies the independence requirements required by the New York Stock Exchange, and that each of our standing Board committees is independent and satisfies the relevant SEC or New York Stock Exchange independence requirements for members of such committees. Each of our three standing committees plays an important role in the governance and leadership of our Board. Each is chaired by an independent director and all committee members are independent. The Board of Directors has adopted written charters for each of its three standing Board committees and new directors participate in orientation and training following their appointment to the Board.

 Committees of the Board of Directors

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Mr. Dickinson as chair, Mr. Garn, and Mr. Herickhoff. This committee provides assistance to the Board in overseeing corporate governance and identifies individuals qualified to become members of the Board of Directors consistent with Board criteria. The committee also oversees the evaluation of the Board of Directors and management. The charter of the Nominating and Corporate Governance Committee is available at www.headwaters.com.

        Audit Committee.    The Audit Committee currently consists of Mr. Christensen as chair, and Mr. Fisher, Mr. Garn, and Mr. Malquist, each of whom except for Mr. Garn the Board of Directors has determined is an "audit committee financial expert" as defined under SEC rules. This committee oversees the integrity of our financial statements, disclosure controls and procedures, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the qualifications and independence of the independent auditors and the performance of our internal audit function and independent auditors, and the quarterly reviews and annual independent audit of our financial statements. The Audit Committee's report appears below. BDO USA, LLP, our independent auditors, reports directly to the Audit Committee. The charter of the Audit Committee is available at www.headwaters.com.

        Compensation Committee.    The Compensation Committee currently consists of Mr. Fisher as chair, Mr. Herickhoff, and Mr. Malquist. This committee provides assistance to the Board of Directors in overseeing our compensation policies and practices. It reviews and approves the compensation levels and policies for the Board of Directors; reviews and approves corporate goals and objectives with respect to CEO compensation and, based upon these evaluations, determines and approves the CEO's compensation; makes recommendations to the Board of Directors with respect to non-CEO executive officer compensation, including any required approval of incentive and equity-based plans; reviews and approves bonus compensation guidelines and practices; and administers our incentive compensation plans and authorizes awards granted under the plans. The Compensation Committee also has the responsibility to provide the report to stockholders on executive officer compensation, which appears below. The charter of the Compensation Committee is available at www.headwaters.com.

        The Compensation Committee directly engaged Mercer as compensation consultants to provide market data and to advise it and management about the design of the compensation program, including methods of compensation, commonly used metrics to measure performance, best practices for compensation delivery and the structure of various compensation elements. The consultants also gather, prepare and provide data for external market comparisons in the areas of base compensation, total annual cash compensation, and long-term compensation and meet with the Committee to present findings and recommendations.

Board Oversight of Risk

        Our Board of Directors oversees risk to help ensure a successful business at Headwaters. While the Chairman and Chief Executive Officer, Chief Financial Officer, business unit presidents, and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board of Directors is responsible for appropriate risk oversight and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, legal risks, and operational risks.

        The Board believes that its leadership structure facilitates its oversight of risk by combining independent leadership, through the Vice Chairman and lead independent director, independent Board committees, and majority independent Board composition, with an experienced Chairman and Chief Executive Officer who has detailed knowledge of our business, history, and the complex challenges we face. The Chairman and Chief Executive Officer's in-depth understanding of these matters and involvement in the day-to-day management of the Company positions him to promptly identify and raise key risks to the Board and focus the Board's attention on areas of concern. The Vice Chairman, independent committee chairs and other directors also are experienced professionals or executives who can and do raise issues for Board consideration and review, and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the non-management directors and the Chairman and Chief Executive Officer, which enhances risk oversight.

        The Board of Directors exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spends a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee's risk oversight and related activities through frequent non-member attendance at committee meetings and committee meeting minutes available to all directors. Strategic, operational and competitive risks are presented and discussed at the Board's regular quarterly meetings. On at least an annual basis, the Board conducts a review of our long-term strategic plans and the presidents of each business unit and other members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, at each quarterly meeting, or more often as necessary, the General Counsel updates the board on material legal matters. As needed between Board meetings, our Chairman and Chief Executive Officer provides written reports to the Board on the critical issues we face and the recent developments in our business units, including identified risks.

        The Audit Committee is responsible for reviewing our financial risks. The Audit Committee meets regularly with our Chief Executive Officer, Chief Financial Officer, internal auditor, General Counsel, other members of senior management and the independent auditor to discuss our major financial risk exposures, financial reporting, internal controls, and credit and liquidity risk. The Audit Committee meets regularly in separate executive session with the independent auditor to facilitate a full and candid discussion of risk and other issues.

        The Compensation Committee is responsible for overseeing human resources and compensation risk, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee is charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans.

        The Nominating and Corporate Governance Committee oversees risk related to our overall governance, including Board and committee composition, Board size and structure, director independence, ethical and business conduct and our corporate governance profile and ratings. The Nominating and Corporate Governance Committee also is engaged in overseeing risks associated with succession planning for the Board and management.

Communicating Concerns to Directors

        The non-employee directors have established procedures to enable anyone wishing to communicate with our Board of Directors, including the Vice Chair or other non-management directors, in one of the following ways:

  •
  E-mailing the directors at directors@headwaters.com, or

  •
  Writing to the directors, at the following address:

    Board of Directors
    Headwaters Incorporated
    c/o Corporate Secretary
    10653 South River Front Parkway, Suite 300
    South Jordan, UT 84095

        The Corporate Secretary will forward any communications related to our accounting, internal accounting controls, or auditing matters to the Chair of the Audit Committee, together with any other director named in the communication. All other communications will be forwarded to the Vice Chair or other designated lead independent director of the Board of Directors, together with any other director named in the communication. The Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the Company for resolution. If this is the case, the Corporate Secretary will retain a copy of such communication for review by any director upon request.

        The Audit Committee has established procedures for employees who have a concern about our accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Audit Committee in one of the following ways:

  •
  E-mailing to the Audit Committee at headwaters-hotline@blackbearventures.com, or

  •
  Writing to the Audit Committee, at the following address:

    Chair of the Headwaters Incorporated Audit Committee
    PO Box 4749
    Sedona, AZ 86340-4749

        Communications may be anonymous.

Board and Committee Meetings

        The Board held a total of eight meetings during fiscal 2011. We encourage but do not require Board member attendance at our annual meeting. Two directors, including our Chairman of the Board, attended the 2011 annual meeting.

        The Nominating and Corporate Governance Committee held four meetings in fiscal 2011. The Audit Committee held nine meetings in fiscal 2011. The Compensation Committee held six meetings in fiscal 2011. Each director attended at least 75% of the aggregate of the total number of Board and applicable committee meetings.

Nominating and Corporate Governance Committee Report

        The Nominating and Corporate Governance Committee provides assistance to the Board in overseeing corporate governance, evaluates and selects director nominees of the Company to be considered for election at the annual meeting of stockholders and takes such other actions within the scope of its charter as the committee deems necessary or appropriate.

        The Nominating and Corporate Governance Committee has responsibility for identifying and evaluating new nominees to the Board. In evaluating director nominees, the committee will, as described in the committee's charter, consider various criteria, including relevant industry experience, general business experience, relevant financial experience, diversity of background and skills, and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws and the rules and regulations of the New York Stock Exchange. In addition, directors must have significant interest in serving and be willing and able to make time available to devote to

Board activities and to enhance their knowledge of our business. We therefore seek to attract and retain highly qualified directors who have sufficient time to devote to their substantial responsibilities and duties to us and our stockholders.

        In accordance with our Corporate Governance Guidelines, the Board is comprised of three tiers of members with staggered three-year terms. One tier of members is elected each year by our stockholders at the annual meeting. Between annual meetings of stockholders, the Board may elect directors to serve until the next annual meeting. Nominees for directorship will be selected by the Nominating and Corporate Governance Committee, in accordance with the policies and principles in its charter, and nominated by the Board for stockholder elections. We have used both internal and external resources to assist us in identifying potential director nominees, but have not engaged third parties to evaluate potential director nominees, although we may do so in the future.

        To date, we have not received any recommendations from stockholders requesting the Board or any of its committees to consider a nominee for inclusion among the Board's slate of nominees in our proxy statement for our annual meeting. However, our stockholders may recommend director nominees, and the committee will consider nominees recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the Corporate Secretary at our principal executive offices in accordance with the provisions of our Bylaws and as described in the Questions and Answers about the Annual Meeting section under the question, "What are the requirements for presenting stockholder proposals?" The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder and provide a brief summary of the nominee's qualifications, including such information about the nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board, as well as contact information for both the nominee and the stockholder. Nominees should at a minimum have relevant business and financial experience and must be able to read and understand fundamental financial statements. We anticipate that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although the committee may prefer nominees who are personally known to the existing directors and whose reputations are highly regarded. The committee will consider all relevant qualifications as well as our needs in terms of compliance with New York Stock Exchange listing standards and SEC rules.

        Two of the nominees for directors being voted upon at the annual meeting are directors standing for reelection and one nominee for director was appointed by the board effective as of January 1, 2012 and is standing for election by stockholders for the first time.

        In early 2011, the board and the Nominating and Governance Committee decided to search for an additional director in order to expand the board's experience in the building products industry and to provide future continuity as some current directors approach retirement. The committee developed the desired qualifications for potential director candidates and then undertook a search for qualified individuals. After a pool of potential candidates was developed, the committee reviewed resumes and other written information and conducted several rounds of interviews in which other board members and senior management participated. In November 2011, the Nominating and Governance Committee selected Grant E. Gustafson as a well-qualified candidate to be a new director and the board ratified the selection. Mr. Gustafson was offered a seat on the board effective January 1, 2012, which he accepted. Mr. Gustafson was recommended to the Committee by both an outside financial advisor to the Company and by our CEO.

        The Nominating and Corporate Governance Committee assisted the Board and each of its committees in conducting self-evaluations of their functioning and effectiveness. The committee also has reviewed and approved the Company's CEO succession plan.

Nominating and Corporate Governance Committee
William S. Dickinson, Chairman E. J. "Jake" Garn James A. Herickhoff

Audit Committee Report

        The Audit Committee acts pursuant to a written charter that was approved by the Board of Directors. The Audit Committee oversees our financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements with our management, including a discussion of the quality, not just the acceptability, of the accounting principles used; the reasonableness of significant judgments made; and the clarity of the disclosures in the financial statements.

        The Audit Committee reviewed with BDO USA, LLP, our independent auditors, which is responsible for expressing an opinion that our consolidated financial statements are presented, in all material respects, in conformity with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. In addition, the committee has discussed with BDO the firm's independence from Headwaters, including the matters in the letter from BDO required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with BDO's independence.

        The Audit Committee also reviewed management's report on its assessment of the effectiveness of our internal control over financial reporting and BDO's report on the effectiveness of our internal control over financial reporting.

        The Audit Committee discussed with our internal auditors and BDO the overall scope and plans for their respective audits. The committee regularly meets with the internal auditors and BDO, with and without management present, to discuss the results of their examinations; their evaluations of our internal control, including internal control over financial reporting; and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements and management's assessment of the effectiveness of our internal control over financial reporting, together with BDO's reports, be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC. The committee and the Board also have recommended, subject to stockholder approval, the selection of BDO USA, LLP to audit our 2012 consolidated financial statements.

Audit Committee
R Sam Christensen, Chairman Blake O. Fisher, Jr. E. J. "Jake" Garn Malyn K. Malquist

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Compensation Policies, Practices and Risk Management

        The Compensation Committee considers potential risks when reviewing and approving both executive level and broad-based compensation programs. We have designed our compensation programs, including our incentive compensation plans, to minimize potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. We believe that our compensation programs do not encourage excessive risk-taking nor create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

SECTION ONE—OVERVIEW AND EXECUTIVE SUMMARY

Financial and Operational Performance

        Fiscal 2011 was marked by major accomplishments that preserved stockholder value while we continued to operate better than our peers. We made progress in the Company's seven-year transformation from an energy company to one focused on light building products and heavy construction materials. Fiscal 2011 highlights include:

  •
  Refinancing of senior debt, pushing out maturities to 2019, improving free cash flow and reducing financial risks.  Previous to our senior debt refinancing in 2011, we had $477 million of senior and subordinated debt due in calendar 2014, and refinancing such a large amount of debt would have been extremely difficult, jeopardizing the Company and our stockholders' value. We extended the maturity date of our senior debt to 2019, providing us with five additional years for repayment, dramatically reducing our financial risk. Further, the senior debt refinancing reduced our interest rate from 11 3/8% to 7 5/8%, saving approximately $7 million in cash interest expense annually.

  •
  Performing substantially better than our peer averages in 2011.  Our continuing operations gross margins of more than 25% (compared to 17% by our peers) and Adjusted EBITDA margins of approximately 14% (compared to 7% by our peers) reflect our efforts to continuously improve operations even in depressed market conditions.

  •
  Restructuring and reducing the operating costs of the Light Building Products division.  We reduced ongoing annual costs of the business by $14 million, greatly improving expected 2012 margins. A few examples of our efforts include:

  •
  Replacing vendors and changing the content and nature of some of our raw materials

  •
  Closing facilities and better matching our manufacturing footprint with sales opportunities

  •
  Increasing integration of our stone manufacturing business, reducing costs and improving our market presence

  •
  Carefully examining our non-production headcount needs and reducing headcount where appropriate

  •
  Making progress toward the sale of non-core businesses.  We determined that we would sell our ethanol and coal cleaning businesses. Efforts in fiscal 2011 resulted in the sale of our ethanol business in December 2011, generating approximately $18 million of net cash proceeds. Our coal cleaning business is now accounted for as a discontinued operation. Selling our non-core assets will increase our focus on light and heavy construction materials and will improve our ability to repay our subordinated debt.

  •
  Paying down approximately $24 million of high-interest debt.  We reduced our high coupon debt by 52%, saving approximately $4 million in annual interest expense. The early repayment of debt also reduces refinancing risk in 2014.

  •
  Reducing run rate of cash interest expense.  Our refinancing activities and pay down of existing debt reduced annual cash interest expense from $48 million to $38 million, increasing free cash flow by $10 million. After including the $14 million of restructuring savings to Adjusted EBITDA from continuing operations, we will have improved our cash interest coverage ratio (EBITDA divided by cash interest) from 2.0 to 2.6 on a pro forma basis.

Actions Taken to Bolster Compensation Governance

        In recent years, increased attention has been given to executive compensation, especially the link between executive pay and performance. While the most recent (February 2011) Management Say on Pay non-binding advisory vote passed by a 53% to 47% margin, the Compensation Committee (the Committee) took several actions to strengthen executive compensation programs and address stockholder concerns. The actions include:

  •
  Eliminating the tax gross-up benefit formerly included in 2006 change-in-control agreements with five executives, including Messrs. Benson, Hatfield and Gehrmann;

  •
  Reinforcing existing stock ownership guidelines for the Named Executive Officers (NEOs) and the Board of Directors;

  •
  Reviewing CEO compensation to ensure it is aligned with stockholder return;

  •
  Initiating and conducting correspondence and in-person interaction between our executives and stockholders/shareholder services firms with the goal of reviewing and improving executive compensation practices;

  •
  Extending the minimum performance period for the corporate long-term incentive (LTI) cash plan;

  •
  Recalibrating the corporate LTI cash plan to insure payouts are aligned with Company performance;

  •
  Implementing a "clawback" policy to recover executive incentive awards made as a result of erroneous financial information; and

  •
  Conducting a risk analysis of executive compensation programs.

        More information on these and other governance practices is included in Section Five "Executive Compensation Governance," and Section Six "Interaction with Shareholder Advisory Services."

CEO Compensation and Stockholder Return

        We have a very strong pay-for-performance link. In 2011, our CEO cash compensation related to the current year was limited to base compensation. Since the Company did not achieve its threshold goals in operating income and cash flow, the CEO received zero benefit from the Company's annual bonus plan and zero benefit from its long term cash incentive arrangement.

        While elements of CEO compensation are discussed at various points throughout this Compensation Discussion and Analysis, we also think it is important to point out the link between CEO compensation and stockholder return.

        Change in Federal tax policy resulted in a tremendous loss in stockholder value as the synfuel tax credit was terminated in 2006. Also, the Company is in the process of a successful transition to a light building products and heavy construction materials company, but the depressed construction markets since 2007 have contributed to a loss of stockholder value. The annual and long term cash incentive programs have worked as designed, and CEO cash compensation has declined along with stockholder value.

CEO Total Cash Compensation

        The Committee has also taken action to reduce CEO cash compensation. For example, the graph below shows the differences between CEO actual base salary (solid line) and the CEO base salary specified in Mr. Benson's employment agreements (dotted line). Base salary reductions were adopted by the Committee as a direct result of the Company's performance and total stockholder return.

CEO Base Salary

Executive Summary of Our Compensation Programs

  •
  Our compensation programs focus on pay for performance. The programs utilize short-term and long-term at-risk incentive arrangements which are payable only if financial and individual business objectives are achieved and/or our stock price appreciates. At target performance levels, these at-risk arrangements represent at least 51% of CEO compensation and 51% of compensation for the other NEOs that are continuously employed.

  •
  Our compensation programs emphasize stockholder value by encouraging stock ownership. Fifty percent (50%) of LTI annual value delivery for NEOs is in the form of equity instruments (either Stock Appreciation Rights (SARs) or Restricted Stock Awards). This encourages managing from an owner's perspective and aligns the interests of our executives with our stockholders.

  •
  Our compensation programs attract and retain highly motivated and talented executives.

  •
  Our compensation programs target all elements to provide compensation at the median range of our peer group if target company performance is achieved.

  •
  Our executives participate in the group benefit programs on the same terms as other salaried employees.

  •
  Our executives have limited perquisites, which facilitates strong, focused performance.

  •
  The Committee exercises discretion in taking compensation actions when necessary as a result of extraordinary changes in the economy, unusual events or significant changes in overall Company performance.

SECTION TWO—EXECUTIVE COMPENSATION DETAILS

Objectives of Our Executive Compensation Program

        The three major objectives of our executive compensation program and the ways these objectives are achieved are listed in the following table:

Compensation Objective	How Objective is Achieved
Rewarding executives for sustained financial performance

•

Annual incentive plans have operating income targets that require top quartile business unit performance

•

Annual incentive plans have an individual achievement factor that drives participant-by-participant accountability for achievement of key financial metrics

•

Long-term cash incentive plans have free cash flow milestones or targets that require significant cash flow production

Aligning the interests of executives with the interests of stockholders

•

Restricted stock and SAR grant awards represent a large portion of long-term incentives

•

Stock ownership requirements are in place for all NEOs

•

A stock price appreciation hurdle has been added as a vesting metric for LTI awards beginning in fiscal 2012

Attracting and retaining highly motivated and talented executives

•

All compensation elements are targeted at the median of Headwaters' peer group

•

Pay-for-performance emphasis attracts executives that are innovative and willing to risk a larger share of their compensation on their own performance and the performance of the Company

•

Restricted stock and SAR grants have multi-year time vesting elements with forfeiture of unvested awards if an executive leaves

•

Discretionary bonuses allow for special recognition, for adjustment to unique market conditions, or for corrections for temporary external and internal inequities

•

Retirement and long-term benefit plans require participants to be continuously employed by the Company for a period of at least three years in order to receive 100% of the benefits

Elements of Our Executive Compensation Program

        The various elements of executive compensation, along with a brief summary description and purpose are listed in the following table. A more detailed description of each element follows later in this section.

Program	Description and Purpose
Annual Compensation
Base Salary (Reflected in the "Salary" column of the Summary Compensation Table)	Annual base salary is a tool to provide executives with a reasonable level of fixed income relative to the responsibility of the positions they hold.
Annual Bonus (Reflected in the "Non-equity incentive plan compensation" column of the Summary Compensation Table)	The annual bonus award is a cash incentive to reward employees for achieving division operating income targets and individual goals.
Discretionary Bonus (Reflected in the "Bonus" column of the Summary Compensation Table)	A discretionary bonus is a cash incentive that accommodates, where appropriate, special recognition, adjustment to unique market conditions, or corrections to temporary external and internal inequities.
Long-Term Incentives
Restricted Stock (Reflected in the "Stock Awards" column of the Summary Compensation Table)	Restricted stock is granted to strengthen the interest alignment between executives and management and for long-term creation of stockholder value. Restricted stock represented 25% of the annual LTI grant value in 2011.
Stock Appreciation Rights (Reflected in the "Option Awards" column of the Summary Compensation Table)	SARs, whether cash- or stock-settled, are granted to provide incentive for long-term creation of stockholder value. SARs represented 25% of the annual LTI grant value in 2011.
Cash Performance Units (Reflected in the "Non-equity incentive plan compensation" column of the Summary Compensation Table)	LTI cash performance units are granted to motivate employees and to reward achievement of free cash flow generation. Performance units represented 50% of the annual LTI grant value in 2011.
Benefit Programs
Health, Welfare and Retirement Programs (Reflected in the "All other compensation" column of the Summary Compensation Table)	Executives participate in the same health benefit programs that are offered to other salaried employees. Our benefits are market competitive and are designed to help protect the health and welfare of the employees (and families) as well as provide retirement benefits.
Other
Perquisites (Reflected in the "All other compensation" column of the Summary Compensation Table)	Limited perquisites are provided to executives to facilitate job performance and foster customer relationships.

        Assuming target performance levels are achieved, the mix of key compensation elements for the CEO and continuously-employed NEOs are shown below. The charts detail the size (in percentage terms) of each element of compensation. The extracted sections of the charts reflect the performance-based components of compensation (e.g., 51% of the CEO's compensation is at risk). Although the targeted portion of performance-based compensation (e.g., 51% for the CEO) does not change from year-to-year, the mix of performance-based components may change from year-to-year at the discretion of the Committee, based upon changing market conditions.

CEO Compensation

Other NEO Compensation

Base Salary (Reflected in the "Salary" column of the Summary Compensation Table)

        We consider base salary a tool to provide executives with a reasonable level of fixed income relative to the responsibility of the positions they hold. Base salaries are established using criteria that include the level of responsibility for the position, base salary data for other internal positions and base salaries for similar positions from benchmark information and other surveys provided by consultants. With the exception of the CEO and NEOs whose annual base salary adjustments are mandated by employment agreement, all base salaries are reviewed annually by the CEO and the Committee at the beginning of each fiscal year (October 1), and are adjusted from time to time by the CEO and the Committee to reflect changes in responsibility level, internal equity or external market equity based on data provided by consultants.

        We target base salary to be at the 50th percentile of our peers. In 2011, our NEO salaries ranged from $245,700 to $650,000. NEO base salaries are below target, i.e. below the 50th percentile of our peers, except for Mr. Benson who is at target as reflected in the chart below:

Named Executive Officer	2010 Base Salary	2011 Base Salary	2010 to 2011 Increase	Percentage of Target Base Salary
Kirk A. Benson, Chief Executive Officer	$650,000	$650,000	0.0%	100%
Donald P. Newman, Chief Financial Officer(1)	NA	$300,000	NA	91%
Steven G. Stewart, Former Chief Financial Officer(2)	$304,685	$304,685	0.0%	92%
Harlan M. Hatfield, Vice President, General Counsel and Secretary	$245,700	$275,000	11.9%	97%
William H. Gehrmann, III, President, Headwaters Heavy Construction Materials	$253,800	$285,000	12.3%	85%
John N. Lawless, III, Former President, Headwaters Light Building Products(3)	$317,750	$317,750	0.0%	92%

(1)
Mr. Newman joined Headwaters as Chief Financial Officer on December 8, 2010.

(2)
Mr. Stewart was Headwaters' Chief Financial Officer until December 8, 2010, after which he assumed other responsibilities for the Company.

(3)
Mr. Lawless' employment terminated January 31, 2011.

        The increases in base salary for Mr. Hatfield and Mr. Gehrmann were made to bring base salaries closer to the 50th percentile of market base salary data for those positions.

Annual Bonus (Reflected in the "Non-equity incentive plan compensation" column of the Summary Compensation Table)

        In the 2011 fiscal year, we continued an annual bonus plan that establishes bonus pools for each operating division of the Company. The Company has two primary operating divisions: Heavy Construction Materials and Light Building Products. A separate bonus pool is established for the Headwaters Technology Innovations (HTI) group and for corporate executives. Participation in the various bonus pools is reflected in the table below:

Named Executive Officer	Bonus Pool
Kirk A. Benson, Chief Executive Officer	Corporate Bonus Pool
Donald P. Newman, Chief Financial Officer	Corporate Bonus Pool
Steven G. Stewart, Former Chief Financial Officer	Corporate Bonus Pool
Harlan M. Hatfield, Vice President, General Counsel and Secretary	Corporate Bonus Pool
William H. Gehrmann, III, President, Headwaters Heavy Construction Materials	Heavy Construction Materials Bonus Pool
John N. Lawless, III, Former President, Headwaters Light Building Products	NA (Employment Terminated During the Fiscal Year)

        The bonus pools are dependent upon the amount of operating income (generally defined as revenue less cost of revenue and operating expenses, plus goodwill impairments and tax credits) generated for each of the operating divisions. Operating income is used because it:

  •
  is a common performance measure;

  •
  is included in periodic management reports, so it is actively used by management as a performance metric and participants have ready access to this performance metric throughout the fiscal year;

  •
  is easily understood by participants; and

  •
  provides good correlation between management decisions and annual bonus outcomes.

        The annual bonus calculation for each participant is as follows:

Division Bonus Pool X Individual Bonus Pool Share X Individual Goal Factor

        The Division Bonus Pool is constructed by setting aside a percentage of division operating income to fund the pool. At the beginning of each fiscal year, the Compensation Committee approves a bonus pool schedule for each of the Company's operating business units and for the corporate management group. The size of each bonus pool is based on market data to achieve compensation in the range of the 50th percentile of total cash compensation at targeted operating performance levels. The ultimate funding of the bonus pool is tied to the level of operating income achieved by each business unit.

        A direct correlation is established between division operating income performance and participant rewards. When setting the pool size, management, in consultation with the Committee, projects a likely range of operating income performance for each business unit, setting minimum operating income thresholds so that any operating income attainment below the threshold results in no bonus pool being established. Once the threshold is attained, the set-aside percentage of operating income is established so that when division performance levels are comparable to expected market levels of performance, the resulting bonus pool pays employees at a rate that (when combined with base salaries) is roughly equivalent to the 50th percentile of market total cash compensation. If the division operating income attainment is above the expected market levels of performance, the set-aside percentage is higher, creating a larger bonus pool.

        For the Company's 2011 fiscal year, the business unit operating income ranges and attainments were as follows:

	Projected Range
(in millions)	From	To	Actual
Division
Heavy Construction Materials	$25.1	$39.5	$31.3
Light Building Products	$5.8	$19.2	$1.4
Coal Cleaning	$(17.9)	$0.0	$(19.2)
HTI	$(7.8)	$0.0	$0.4
Consolidated (Corporate)	$12.2	$33.1	$6.8

        The Committee's annual determination of the size of each unit's bonus pool begins with an analysis of market total cash compensation for each participant in the respective bonus pool. Management, in consultation with the Committee, calculates the bonuses necessary for each participant to achieve the 50th percentile of benchmark and market survey total cash compensation (when added to the participant's annual base salary), as described above. By division, the Committee then sets threshold levels of operating income necessary to pay bonuses. No bonuses are paid if these operating income thresholds are not achieved. The Committee then designates a percentage of operating income over the threshold amount to contribute to the bonus pool. Starting at a low contribution rate at the point the threshold operating income is obtained, the percentage is increased as higher operating income milestones are achieved. For fiscal 2011, the percentage of operating income over the threshold to be contributed to the bonus pool and the resulting total bonus pool amounts are reflected in the table below:

Division	Percentage of Operating Income Above Threshold Contributed to Bonus Pool	Total Bonus Pool Generated
Heavy Construction Materials	9.9%	$615,000
Light Building Products	NA (failed to achieve threshold)	$0
Coal Cleaning	NA (failed to achieve threshold)	$0
HTI	9.4%	$771,000
Consolidated (Corporate)	NA (failed to achieve threshold)	$0

        An individual's share of the division's bonus pool (the Individual Bonus Pool Share) is established for each participant by division management and the CEO and is approved by the Committee using an analysis of market total cash compensation for each participant in the respective bonus pool. The individual's share of the bonus pool is the amount necessary for each participant to achieve the 50th percentile of benchmark total cash compensation (when added to the participant's annual base salary). These preliminary shares are then evaluated by the business unit leader and/or the CEO and subjectively adjusted to accommodate concerns for the participant's sphere of influence, the participant's impact on operating income, the participant's shares from previous years, the ratio of the participant's base salary to the total base salary for the division, bonus data from the benchmark and market survey data and internal equity. The sum of all individual bonus pool shares for a particular division is 100%.

        The Individual Goal Factor in the bonus computation represents the achievement of individual goals that support divisional and Company-wide financial and strategic initiatives. We conduct an annual planning process commencing in late spring to initiate development of a business plan for the next year. The financial and strategic plan for our upcoming fiscal year is further developed with input from the NEO senior executives and other members of management. Senior executives formulate individual goals to support the Company-wide plans and initiatives. The objectives are weighted, with the combined weighting totaling 100%. Individual goals and weighting of the goals for the NEO senior executives were as follows:

Mr. Newman:	Manage Capital Structure	50%
	Consolidated EBITDA	10%
	Overhead Expense Management	25%
	Working Capital Improvement	10%
	Board Reporting	5%
Mr. Stewart:	CFO for only part of FY2011
Mr. Hatfield:	Corporate Capital Restructuring	30%
	Litigation Risk Management	20%
	Manage Tax Credit Compliance Issues	20%
	SEC Filings and Disclosures	10%
	Proxy Statement Oversight and Compliance	10%
	Consolidated Operating Income	10%
Mr. Gehrmann:	Heavy Construction. Materials Operating Income	10%
	Energy Services Group Operating Income	10%
	HCM Safety/Environmental Compliance	15%
	Asset Divestitures	10%
	Capital Expenditure Management	15%
	Technology Manager Succession Planning	10%
	Manage ESG Operating Agreements	10%
	Regulatory Issue Management	20%
Mr. Lawless:	Employment terminated during FY2011

        These individual goals are reviewed and approved or adjusted by the CEO at the beginning of the fiscal year. During the fiscal year, NEOs and other participants work to complete the goals. At the end of the fiscal year, results are reported. The CEO evaluates the reports and recommends a final achievement factor to the Committee, which can range from 0% to 100%.

        The CEO's performance is measured against the attainment of overall corporate objectives. The Committee and the Board discuss CEO performance to determine the completion of corporate objectives and use its performance review to adjust CEO compensation appropriately.

        In 2011, individual goal factors for the NEOs ranged from 65% to 100% as shown below. It should be noted, however, that in the cases of Messrs. Benson, Newman, Stewart and Hatfield, no bonus pool was generated (see description of bonus pool formation above). For those executives, when the individual goal factors outlined below were applied against a bonus pool of zero dollars, no annual bonus resulted. In connection with his hiring in fiscal 2011, Mr. Newman's employment agreement guaranteed a minimum annual bonus of $100,000 in fiscal 2011. Mr. Stewart's employment transition agreement specified a fiscal 2011 bonus of 25% of the bonus paid to the new CFO.

Named Executive Officer	2011 Individual Goal Factor
Kirk A. Benson, Chief Executive Officer	100% based on overall assessment of performance
Donald P. Newman, Chief Financial Officer	90% attainment (Mr. Newman's attainment was impacted by consolidated EBITDA that was lower than targeted)
Steven G. Stewart, Former Chief Financial Officer	NA (Mr. Stewart served as CFO for only part of FY2011)
Harlan M. Hatfield, Vice President, General Counsel and Secretary	80% attainment (Mr. Hatfield's attainment was impacted by capital restructuring difficulties and consolidated operating income that was lower than targeted)
William H. Gehrmann, III, President, Headwaters Heavy Construction Materials	65% attainment (Mr. Gehrmann's attainment was impacted by operating income and safety compliance that was lower than targeted, and by asset divestiture progress)
John N. Lawless, III, Former President, Headwaters Light Building Products	NA (Mr. Lawless' employment terminated during FY2011)

        The annual bonus calculation for each of the NEOs is shown in the table below:

Named Executive Officer	Division Bonus Pool		Individual Bonus Pool Share		Individual Goal Factor		2011 Annual Bonus
Kirk A. Benson, Chief Executive Officer	$0	X	29.50%	X	100%	=	$0
Donald P. Newman, Chief Financial Officer	$0	X	15.00%	X	90%	=	$0
							$100,000(1)
Steven G. Stewart, Former Chief Financial Officer	$0	X	NA	X	NA	=	$0
							$25,000(2)
Harlan M. Hatfield, Vice President, General Counsel and Secretary	$0	X	11.50%	X	80%	=	$0
William H. Gehrmann, III, President, Headwaters Heavy Construction Materials	$615,000	X	12.40%	X	65%	=	$49,569
John N. Lawless, III, Former President, Headwaters Construction Materials, Inc.(3)	NA	X	NA	X	NA	=	NA

(1)
As part of the incentive to join Headwaters, Mr. Newman's employment agreement guaranteed a minimum annual bonus of $100,000 in fiscal 2011.

(2)
Mr. Stewart's employment transition agreement specified a fiscal 2011 bonus of 25% of the bonus paid to the new CFO.

(3)
Mr. Lawless' employment terminated during FY2011.

        This bonus system serves to focus annual bonus plan participants on metrics that are consistent with each participant's sphere of influence (e.g., divisional executive bonus metrics are primarily focused on the executive's division performance), and therefore more within their control. In addition, participants are focused on operating income, a commonly reported and easily understood financial metric of Company performance.

Discretionary Bonus (Reflected in the "Bonus" column of the Summary Compensation Table)

        In some circumstances, the Committee may determine that significant market inequities exist, that performance far exceeded expectations, or that selected employees are deserving of special recognition. In these cases, discretionary bonuses are used to assure that appropriate corrections are made for temporary market inequities or to assure that executives are appropriately rewarded for their individual efforts. The Committee determines discretionary bonuses for the CEO. The CEO recommends discretionary bonuses for all other participants, including the NEOs, which are then approved or adjusted by the Committee.

        After the end of fiscal 2010, the Committee broadly granted small bonuses to 95 middle and upper management personnel to express appreciation for staying with Headwaters through several difficult years in which the Company experienced downsizing by almost 50%. The CEO and all other NEOs, except Mr. Newman, were included. The Committee granted an additional discretionary bonus to Mr. Hatfield in recognition of strong performance. The amounts of discretionary bonuses for NEOs are shown in the table below:

Named Executive Officer	Amount of Discretionary Bonus
Kirk A. Benson, Chief Executive Officer	$4,000
Donald P. Newman, Chief Financial Officer	$0
Steven G. Stewart, Former Chief Financial Officer	$4,000
Harlan M. Hatfield, Vice President, General Counsel and Secretary	$24,000
William H. Gehrmann, III, President, Headwaters Heavy Construction Materials	$4,000
John N. Lawless, III, Former President, Headwaters Light Building Products	$4,000

        In general, we target total cash compensation to be at the 50th percentile of our peers. When all bonuses (annual and discretionary) are added to base salary, the 2011 NEO total cash compensation is below target, i.e. below the 50th percentile of our peers, as reflected in the chart below:

Named Executive Officer	2011 Base Salary	2011 Annual Bonus		2011 Discretionary Bonus	2011 Total Cash Compensation	Percentage of Target Total Cash Compensation
Kirk A. Benson, Chief Executive Officer	$650,000	$0		$4,000	$654,000	63.2%
Donald P. Newman, Chief Financial Officer	$244,110	$100,000	(1)	$0	$344,110	82.0%
Steven G. Stewart, Former Chief Financial Officer	$258,514	$25,000		$4,000	$287,514	NA
Harlan M. Hatfield, Vice President, General Counsel and Secretary	$275,000	$0		$24,000	$299,000	70.1%
William H. Gehrmann, III, President, Headwaters Heavy Construction Materials	$285,000	$49,569		$4,000	$338,569	64.6%
John N. Lawless, III, Former President, Headwaters Light Building Products	$105,917	NA		$4,000	$109,917	NA

(1)
Mr. Newman's employment agreement guaranteed a minimum annual bonus of $100,000 in fiscal 2011.

        The table above demonstrates the link between our executive compensation program and Company performance. In fiscal 2011, the Company's lack of operating income performance compared to operating income goals set by the Committee resulted in substantially lower than targeted annual bonuses, and total cash compensation delivery of between 63% and 82% of the market 50th percentile.

Restricted Stock and Stock Appreciation Rights (Reflected respectively in the "Stock awards" and "Option awards" columns of the Summary Compensation Table)

        Our equity awards are designed to reward employees at the 50th percentile compensation level of the market. In 2011, the Committee approved the equity awards shown in the table below. Restricted Stock Shares and SARs were chosen because of the Committee's desire to strike a balance between equity grants that resulted in retention value (Restricted Stock Shares) and grants that only deliver value with stock price appreciation (SARs). Typically these grants vest over three years. Generally, the grants were calculated using the median of the benchmark and market survey data for total long-term incentive compensation, less the value projected to be delivered by long-term cash incentive performance units. The equity grants for the NEOs are reflected in the table below:

Named Executive Officer	Restricted Stock Shares	Stock Appreciation Rights
Kirk A. Benson, Chief Executive Officer	90,171	147,821
Donald P. Newman, Chief Financial Officer(1)	22,500	37,000
Steven G. Stewart, Former Chief Financial Officer	6,329	10,375
Harlan M. Hatfield, Vice President, General Counsel and Secretary	13,464	22,073
William H. Gehrmann, III, President, Headwaters Heavy Construction Materials	20,085	32,927
John N. Lawless, III, Former President, Headwaters Light Building Products	31,351	51,395

(1)
Grant amounts were specified in Mr. Newman's employment agreement.

        All stock-based awards granted by the Company must have prior Committee approval. With very few exceptions, stock-based awards are granted at regularly scheduled Committee meetings, usually held in connection with regularly scheduled Board meetings. Occasionally, the Committee will approve an award in connection with the appointment of a newly-hired officer, the timing of which may necessitate a special Committee meeting not held in connection with a regular Board meeting. The exercise price for all stock-based awards is the closing price on the day before the Committee approves the award grant. The exercise price for SARs granted in 2011 was $3.81 for all NEOs except Mr. Newman, and $4.39 for Mr. Newman. Compared to the September 30, 2011 stock price of $1.44, no value has yet been delivered to the NEOs from the stock appreciation rights granted. It is against Company policy to back-date stock-based awards or to try to time stock-based awards for any reason and we have never engaged in these practices.

Cash Performance Units (Reflected in the "Non-equity incentive plan compensation" column of the Summary Compensation Table)

        We have two long-term cash incentive arrangements that are designed to reward employees at the 50th percentile compensation level of the market when targeted performance is achieved. In 2009, Long-Term Cash Incentive Performance Units were granted to employees of our Light Building Products and Heavy Construction Materials divisions. No Corporate or Energy division employees currently participate in the 2009 units. In 2011, Corporate Executive Long-Term Cash Incentive Performance Units were granted to Corporate and Energy division employees.

        2009 LONG-TERM CASH INCENTIVE PERFORMANCE UNITS.    In 2009, the Committee made an award of performance units to be settled in cash, based on the achievement of goals tied to cumulative divisional free cash flow. Free cash flow was chosen as the measurement metric because of the increased importance of cash flow generation to long-term Company viability, as free cash flow helped the Company pay down debt and maintain debt covenant compliance.

        The divisional free cash flow goals and the cumulative cash flow achievement through September 30, 2011 are as follows:

Division	Actual Cumulative Free Cash Flow as of September 30, 2011 (millions)	Free Cash Flow Goal (millions)
Heavy Construction Materials	$125.9	$350
Light Building Products	$90.3	$500

        Under the terms of the 2009 plan, performance units vest according to the following schedule:

Cumulative Free Cash Flow Achievement Goals
	(millions)
			Resulting Performance Unit Payout Percentage
(percentage)	Heavy Construction Materials	Light Building Products
20%	$70	$100	5%
40%	$140	$200	10%
60%	$210	$300	20%
100%	$350	$500	50%
One year after achieving 100%			15%

        One NEO (Mr. Gehrmann) was granted 4,164 performance units in 2009, which are still outstanding. In regard to non-NEOs, performance units were granted to certain Heavy Construction Materials and Light Building Products divisional employees in 2009, which largely remain outstanding. The performance unit amounts were calculated by considering benchmark and market survey data over an extended period. The awards were then subjectively adjusted by the Committee such that the awards were above the median of the market data, commensurate with the "stretch" nature of the free cash flow goals.

        The Committee also decided to establish a five-year performance period of fiscal year 2009 through fiscal year 2013 for free cash flow generation for the Heavy Construction Materials and Light Building Products divisions. Thus, at the conclusion of fiscal year 2013, the performance period for this long-term cash arrangement will terminate and awards will be paid only for cumulative free cash flow generation against the original goal from the beginning of fiscal year 2009 to the end of fiscal year 2013.

        During fiscal year 2010, the Heavy Construction Materials division reached the first payout milestone of 20% of its $350 million cumulative free cash flow goal, resulting in a 5% payout of performance units for the division. During fiscal year 2011, neither the Heavy Construction Materials division nor the Light Building Products division achieved cumulative free cash flow sufficient to reach a vesting and payment milestone.

        2010 CORPORATE EXECUTIVE LONG-TERM CASH INCENTIVE PERFORMANCE UNITS. In 2010, the Committee approved a new LTI cash arrangement for all Corporate and Energy business unit participants, including four NEOs (Messrs. Benson, Newman, Stewart and Hatfield). Under the arrangement, performance unit awards are settled in cash based on two factors: the achievement of goals tied to Company-wide cumulative free cash flow generated during a performance period, and the 60-day trailing average closing stock price on the start date of the performance period, and at the end of the performance period. Generally, the free cash flow goal for the corporate business unit reflects free cash flow generation for a one-year performance period.

        In this arrangement, our long term incentive compensation is divided equally between cash and equity consideration. The step-by-step process for administering the delivery of LTI compensation as applied in fiscal 2011 was as follows:

  •
  Using market data, an LTI individual compensation goal amount is set. Total long-term incentive amounts are set for each participant using the 50th percentile of benchmark and market survey data. Of this total long-term incentive target, 50% is delivered using cash, with 50% delivered through equity instruments. This mix of cash and equity delivery was chosen for the following reasons:

  •
  The cash element promotes Company performance by using the free cash flow metric and the stock price modifier. Free cash flow allows the Company to either pay down or avoid increased debt, while the stock price modifier embedded in the plan further aligns the interest of the participants with the stockholders.

  •
  Equity instruments like restricted stock and/or SARs promote retention by using a three-year vesting period, and further align the interests of the participants and the stockholders.

  •
  This mix supports the goal of maintaining an appropriate "burn rate" of equity shares authorized under the incentive compensation plan.

    Total long-term incentive targets (reflecting market LTI amounts), as well as the cash and equity portions of the total long-term target for each participating NEO are reflected in the table below:

Named Executive Officer	Annual Cash-based Long-Term Incentive Target	Annual Equity-based Long-Term Incentive Target	Total Annual Long- Term Incentive Target
Kirk A. Benson, Chief Executive Officer	$607,750	$607,750	$1,215,500
Donald P. Newman, Chief Financial Officer(1)	$170,000	$170,000	$340,000
Steven G. Stewart, Former Chief Financial Officer(2)	$42,656	$42,656	$85,312
Harlan M. Hatfield, Vice President, General Counsel and Secretary	$90,750	$90,750	$181,500

(1)
Mr. Newman's initial annual target was established in his employment agreement.

(2)
Mr. Stewart's targets were set assuming only one quarter's participation in the fiscal year.
  •
  The LTI cash goal amount is divided by the 60-day average closing stock price of the Company at beginning of the performance period to arrive at the initial number of performance units granted. The 60-day trailing average closing stock price at the commencement of the performance period and the resulting initial performance unit grants for each affected NEO are reflected in the table below:

Named Executive Officer	Annual Cash Long-Term Incentive Target		60-Day Trailing Average Closing Stock Price October 1, 2010		Initial Performance Unit Grant
Kirk A. Benson, Chief Executive Officer	$607,750		$3.37		180,341
Donald P. Newman, Chief Financial Officer	$170,000	(1)	$4.39	(2)	38,724
Steven G. Stewart, Former Chief Financial Officer	$42,656		$3.37		12,658
Harlan M. Hatfield, Vice President, General Counsel and Secretary	$90,750		$3.37		26,929

(1)
The performance unit award value (or Annual Cash Long-Term Incentive Target) was set in accordance with Mr. Newman's employment agreement.

(2)
Per Mr. Newman's employment agreement, the stock price divisor was the closing stock price as of the date of his initial employment, December 8, 2010.
  •
  Free cash flow is measured during the performance period. At the beginning of the fiscal 2011 performance period, the Compensation Committee established minimum, target and maximum Company-wide free cash flow goals as reflected in the table below.

Free Cash Flow Milestone	Free Cash Flow
Minimum	$47,400,000
Target	$59,200,000
Maximum	$71,100,000
  •
  The number of performance units is calibrated commensurate with free cash flow performance at the end of the performance period. At the end of the performance period, the initial performance unit grants were adjusted according to the following table:

Free Cash Flow Performance	Performance Unit Adjustment
Below Threshold	Original Units X 0.00 (No award)
Threshold	Original Units X 0.25
Between Threshold and Target	Original Units prorated between 0.25X and 1.00X(1)
Target	Original Units X 1.00
Between Target and Maximum	Original Units prorated between 1.00X and 2.00X(1)
At and Above Maximum	Original Units X 2.00

(1)
Proration is calculated in a linear fashion between the threshold and target or between target and maximum.

        During the 2011 performance period, actual free cash flow generation was $43,078,000, which was below threshold and resulted in no performance units for participants. The original grants were therefore cancelled, as reflected in the table below.

Named Executive Officer	2011 Original Performance Unit Grant	Performance Unit Adjustment	2011 Adjusted Performance Units
Kirk A. Benson, Chief Executive Officer	180,341 Units	0.00X	0 Units
Donald P. Newman, Chief Financial Officer	38,724 Units	0.00X	0 Units
Steven G. Stewart, Former Chief Financial Officer	12,658 Units	0.00X	0 Units
Harlan M. Hatfield, Vice President, General Counsel and Secretary	26,929 Units	0.00X	0 Units
  •
  Cash payments are calibrated using the final performance units earned (in 2011 zero units were earned) multiplied by the 60-day average closing stock price at the end of the performance period. If any performance units had been earned, vesting would have occurred in two stages, 50% of the adjusted performance unit amount would have vested at the end of the fiscal year following the performance period (at the end of fiscal 2012), and 50% would have vested at the end of the second fiscal year following the performance period (at the end of fiscal 2013). The design of the long-term cash incentive plan further reinforces the link between Company performance and executive compensation. Since fiscal 2011 cash flow (an important measure of Company performance) was below the threshold set by the Committee, the original performance unit grants for all participants in this arrangement (including the CEO and other NEOs) were cancelled, resulting in no LTI value delivery.

Benefits (Reflected in the "All other compensation" column of the Summary Compensation Table)

        Our benefits offerings are designed to achieve competitiveness with other employers. Generally, our benefits are targeted to approximate market median levels. For retirement, we encourage pre-tax retirement savings through the use of a traditional 401(k) plan and a deferred compensation plan, but offer no defined benefit pension plans or other broad-based retirement programs.

        401(k) Plan.    All full-time employees (including NEOs) are eligible to participate in the Headwaters 401(k) Savings and Investment Plan (401(k) Plan). Historically, we partially matched participant deferrals in the amount of 50% of the first six percent deferred. Matching contributions are fully vested at the end of the third plan year of service. Due to economic factors, we suspended the 401(k) Plan match in January 2009. The match remained suspended through the end of fiscal 2011.

        Deferred Compensation Plan.    The Headwaters Incorporated Deferred Compensation Plan (DCP) is not qualified under Section 401(a) of the Internal Revenue Code and is limited to a selected group of management employees and highly compensated employees. The purpose of the DCP is to facilitate retirement savings above and beyond what is available to highly-compensated employees through the 401(k) Plan. All NEOs currently employed are eligible to participate in the DCP and can annually elect to defer up to 50% of base salary and up to 100% of incentive compensation into the plan. Historically, we partially matched participant deferrals in the amount of 50% of the first six percent deferred (reduced by any match for 401(k) Plan deferrals). Matching contributions are fully vested at the end of the third plan year of service. Due to economic factors, we suspended the DCP match in January 2009. The match remained suspended through the end of fiscal 2011.

        Other Retirement Arrangements.    In April 2010, we entered into an employment agreement covering Mr. Benson's employment for the five-year period commencing April 1, 2010 through March 31, 2015. Mr. Benson's agreement includes a provision for a supplemental retirement compensation arrangement. The arrangement calls for the Company to contribute six installments of 42.5% of base salary annually during the term of the agreement to an unfunded bookkeeping account. The account balance is further credited using a 7% annual interest rate, compounded annually. The allocations and interest will be paid to Mr. Benson in a single lump sum upon his termination of employment.

        Other Benefits.    Eligible employees, including NEOs, participate in various other employee benefit plans, including medical and dental care plans; flexible spending accounts for health care; life, accidental death and dismemberment and disability insurance; employee assistance programs; and vacation plans. Executives participate in the same benefit programs that are offered to other salaried employees.

Perquisites (Reflected in the "All other compensation" column of the Summary Compensation Table)

        With respect to non-insurance perquisites, we prefer to take a minimalist approach. With very few exceptions, executive non-insurance perquisites are limited to automobile allowances or assignment of a Company vehicle that includes reimbursement for fuel and maintenance expenses.

SECTION THREE—HOW EXECUTIVE PAY IS ESTABLISHED

        Our executive compensation philosophy is built around three objectives: supporting stockholder value creation through sustained financial performance, aligning the interests of executives with the interests of stockholders, and attracting and retaining highly motivated and talented executives.

        Our compensation philosophy generally results in the establishment of base pay rates that are at or near the 50th percentile of market for executives in similar positions. We compete against companies in many industries for executive talent. Because we believe that our most direct competitors for executive talent are not necessarily all of the companies that would be included in our benchmark peer group, we also rely upon general industry national survey data of companies which are a similar size to us based on revenue to establish market pay levels. This data was primarily gathered from surveys sponsored by Towers Watson Data Services and Mercer, two national compensation consulting firms. The Towers Watson Data Services Report on Top Management Compensation included data from 3,422 companies in a variety of industries, including construction materials. The Mercer US Global Premium Executive Remuneration Suite included data from 2,757 companies in approximately 52 major industry classifications, including construction materials. The Mercer and Towers Watson Data Services survey data were equally weighted. We typically do a full review every three years. The last full review was completed in early 2010 (using Mercer data and Towers Watson data from the 2009/2010 surveys). This data was aged forward by Mercer in January, 2011, and included additional analysis to reflect changes in job roles.

        Outside of the benchmark group, the Committee was not aware of the identity of any of the companies in these surveys. For each reviewed position, our consultants blended benchmark group data with the broader surveys, equally weighting the benchmark group and broader published survey data. This blended data was used to benchmark base salaries, annual incentive and long-term incentive opportunities as well as total compensation.

        Annual bonus opportunities are performance based and we construct them to provide compensation to our executives, which (assuming target Company performance is achieved) results in targeted annual total cash compensation at the 50th percentile of the benchmark and market data. We design our long-term incentive opportunities to track our long-term performance when compared to the performance of the general business market. If our performance is comparable to the general market, the long-term incentive opportunities are designed to reward executives at approximately the 50th percentile of benchmark long-term incentives. If our performance is better than market levels, the long-term incentives deliver proportionally more value to executives. Retirement and benefit systems and perquisites are designed to reward executives at the 50th percentile of the benchmark survey. This combination of factors results in total compensation packages that approximate the 50th percentile of the benchmark survey when targeted Company performance is achieved.

Compensation Decisions

        General Process.    Executive compensation decisions at Headwaters are the product of several factors, modified by judgment and discretion as necessary. The predominant factors include:

  •
  key financial measurements such as revenue, operating income, earnings before interest, income taxes, depreciation and amortization (EBITDA), and free cash flow;

  •
  strategic initiatives such as business restructuring, acquisitions, divestitures, joint ventures, and implementation of lean process improvements;

  •
  achievement of specific operational goals relating to the sphere of influence led by the executive;

  •
  compensation of other executives within the Company (to ensure internal equity); and

  •
  compensation in the external benchmark survey (from data generated by compensation consultants).

        Role of Compensation Committee.    All members of the committee are independent directors, enabling them to be objective representatives of the stockholders. The Committee oversees the overall design, development and implementation of our compensation program. The Committee evaluates the performance of the CEO and determines CEO compensation consistent with the objectives of the compensation program. The Committee also approves all incentive compensation plans and approves or revises recommendations made by the CEO for compensation decisions affecting other executives. In addition, the Committee approves all bonuses, awards and grants under all incentive plans.

        Role of CEO.    Our CEO, assisted by our Human Resources department, is responsible for the implementation and administration of our compensation program throughout the organization. The CEO evaluates the performance of executives and, consistent with the objectives of the compensation program, meets regularly with the Committee and consultants to consider and recommend compensation programs, set and evaluate plan metrics, and make specific recommendations on the form and amount of compensation for NEOs.

        Role of Compensation Consultants.    The Committee retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies,  Inc., to assist the Committee with its responsibilities related to the Company's executive compensation programs. Mercer's fees for executive compensation consulting to the Committee in fiscal year 2011 were $62,305. Mercer did not provide any other services to Headwaters in fiscal 2011.

        In 2011, the Company continued its multi-year consulting relationship with another subsidiary of Marsh & McLennan Companies, Inc. and an affiliate of Mercer, to provide insurance and risk management services unrelated to executive compensation. The aggregate annual fees paid for these other services were $213,700, not including commissions, financing fees, and miscellaneous other risk management fees. The selection of Marsh & McLennan to provide these other services was recommended by management. The Board is aware of the selection and the scope of services provided.

        Because of the policies and procedures Mercer and the Committee have in place, the Committee is confident that the advice it receives from Mercer's executive compensation consultant is objective and not influenced by Mercer's or its affiliates' relationships with the Company. These policies and procedures include:

  •
  The consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

  •
  The consultant is not responsible for selling other Mercer or affiliate services to the Company;

  •
  Mercer's professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations;

  •
  The Committee has the sole authority to retain and terminate the executive compensation consultant;

  •
  The consultant has direct access to the Committee without management intervention;

  •
  The Committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant; and

  •
  The protocols for the engagement (described below) limit how the consultant may interact with management.

        While it is necessary for the consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the consultant's advice and recommendations can be shared with management. These protocols are included in the consultant's engagement letter. The Committee also determines the appropriate forum for receiving consultant recommendations. Where appropriate, management invitees are present to provide context for the recommendations. From time to time the consultant meets privately with the Chair of the Compensation Committee to discuss executive compensation issues. This approach protects the Committee's ability to receive objective advice from the consultant so that the Committee may make independent decisions about executive pay at the Company.

        Management continued to use the services of a separate nationally recognized executive compensation consulting firm, Towers Watson, to provide another source of independent information about industry practices and market data.

Peer Group

        A key element in determining the type and amount of compensation is competitive pay data from the external talent market, which includes a peer group analysis.

        Headwaters is organized with two primary business units: Heavy Construction Materials and Light Building Products. The Heavy Construction Materials division is driven by our fly ash marketing, management and disposal business. This division accounts for more than 40% of our total revenue. The Light Building Products division includes siding accessories, architectural stone, block and brick, and specialty siding and roofing materials. This division accounts for more than 50% of our total revenue.

        As participants in these industries, we compete for executive talent with other construction materials and building products companies. Since fiscal 2010, the Compensation Committee has used a peer group composed primarily of companies in the construction materials and building products industries with comparable size, level of complexity and scope of operations to Headwaters. Using input from Mercer (the Committee's compensation consulting firm), the peer group was custom-designed for the industries and relative size of Headwaters. The peer group consists of 12 companies within the "Construction Materials" or "Building Products" six-digit Global Industry Classification Standard

(GICS). The Committee reviews the peer group periodically in consultation with Mercer to determine its continued validity as a source of competitive compensation data, and adds or removes companies as appropriate. The peer group consists of the following companies:

Company	GICS	Annual Revenue(1)
Martin Marietta Materials	151020 (Construction Materials)	$2,120
NCI Building Systems Inc	201020 (Building Products)	$1,764
Louisiana-Pacific	151050 (Paper & Forest Products)	$1,376
Gibraltar Industries Inc	201020 (Building Products)	$1,232
Associated Materials LLC	201020 (Building Products)	$1,204
Builders FirstSource	201020 (Building Products)	$1,035
Headwaters	151020 (Construction Materials)	$886
Quanex	201020 (Building Products)	$869
Texas Industries Inc	151020 (Construction Materials)	$839
Simpson Manufacturing Inc	201020 (Building Products)	$756
US Concrete Inc	151020 (Construction Materials)	$754
Eagle Materials Inc	151020 (Construction Materials)	$599
American Woodmark Corp	201020 (Building Products)	$546
Median		$952

(1)
In millions of dollars, as of year-end fiscal 2008, as compiled by Mercer.

        The performance of our continuing operations (our coal cleaning business is reported in discontinued operations) compared to the peer companies is summarized in the table below. The comparison utilizes data from the trailing twelve months of publicly-released information as of December 1, 2011.

	Gross Margin(1)	Adjusted EBITDA Margin(2)	Return on Assets(3)	3 Yr Total Stockholder return(4)	3 Yr Annualized EV Change(5)
Peer Average	16.9%	6.9%	(1.6)%	(27.7)%	(17.5)%
Headwaters	25.3%	13.9%	(3.3)%	(52.4)%	(19.0)%

(1)
Gross Margin is Net Sales minus Cost of Goods Sold, divided by Net Sales

(2)
Adjusted EBITDA Margin is earnings before interest, taxes (as defined), depreciation, amortization, stock-based compensation and excluding non-recurring items (e.g., impairments and restructuring costs), divided by Net Sales

(3)
Return on Assets is Net Income excluding impairments (net of tax), divided by Average Assets

(4)
Total Stockholder return is the annualized rates of return reflecting monthly price appreciation plus reinvestment of monthly dividends and the compounding effect of dividends paid on reinvested dividends as of September 30, 2011

(5)
Annualized Enterprise Value Change is the annualized movement in total enterprise value over the three year period ending September 30, 2011

        From an operating perspective, we are performing substantially better than our peers. Our gross margin and Adjusted EBITDA margin performance for the period were above the peer group average for both of those profit measures. Company performance in return on assets, three-year total stockholder return, and annualized enterprise value change were below the peer group average for each of those measures.

        Although the three-year change in annualized enterprise value was close to our peer average, stockholder return performance was not. Even though our operating performance is substantially better than our peers, stockholder returns are not better because we are more leveraged, and a small change in our enterprise value has a multiplied effect on stockholder value. As we reduce debt, and as end markets improve, our financial leverage should result in improved stockholder returns compared to our peers.

SECTION FOUR—2011 NEO ACHIEVEMENTS AND PAY ACTIONS

        Significant NEO contributions and achievements were accomplished in 2011. The Committee took into account these achievements when making 2011 compensation decisions.

        Kirk A. Benson:    Mr. Benson serves as Chief Executive Officer and Chairman. Although we continued to face significant market challenges from the depression of the U.S. housing and construction markets, Mr. Benson led several key initiatives in fiscal 2011 to respond to the external forces affecting the Company and to insure long-term Company viability. These included:

  •
  Leading the successful refinancing of our long-term debt—this action extended the maturity of senior secured notes from 2014 to 2019, increased annual free cash flow by approximately $7 million, reduced annual interest expense by approximately $8 million and improved debt service coverage ratios

  •
  Leading development of strategies to reduce the Company's debt levels in the short, medium, and long-term through divestiture of non-core assets and improving free cash flow from operations

  •
  Initiating and managing the successful organizational restructuring and integration of key areas of the Company, which reduced the Company's cost structure by approximately $14 million annually, largely in the Light Building Products division

        Mr. Benson's performance was evaluated by the Board of Directors at the November, 2011, board meeting. The directors assigned a numerical grade using a scale of one to ten, with ten being the highest grade. All directors rated Mr. Benson's performance at nine or ten.

        Donald P. Newman:    Mr. Newman joined Headwaters as Chief Financial Officer in December 2010. His accomplishments included:

  •
  Serving as a key member of the leadership team responsible for the successful refinancing of our long-term debt

  •
  Serving as a key member of the leadership team tasked with managing the successful organizational restructuring and integration of key areas of the Company, which reduced the Company's cost structure by approximately $14 million annually

  •
  Contributing significantly to the Company's effort to sell non-core energy business assets

  •
  Developing and executing a plan to significantly reduce working capital levels

        Steven G. Stewart:    Mr. Stewart retired as Headwaters Chief Financial Officer in December 2010. He continues to remain employed at Headwaters and is making contributions on several special projects.

        Harlan M. Hatfield:    Mr. Hatfield continues to serve as Headwaters' Vice President, General Counsel and Secretary. Significant accomplishments included:

  •
  Leading the Company toward conclusion of the Boynton litigation, reducing significant future financial uncertainty for Headwaters

  •
  Serving as a key member of the leadership team responsible for the successful refinancing of our long-term debt

  •
  Contributing significantly to the Company's effort to sell non-core energy business assets

  •
  Successfully managing a significant portion of the Company's IRS tax credit exposures, ultimately leading the organization to a successful resolution of issues with the IRS for a number of open audit periods and reducing the Company's risk profile related to tax credits

        William H. Gehrmann, III:    Mr. Gehrmann serves as the President of our Heavy Construction Materials division. His significant accomplishments included:

  •
  Directly managing progress toward the sale of energy business assets, significantly contributing to the Company's transition to Heavy Construction Materials and Light Building Products, adding cash to the balance sheet and improving Heavy Construction Materials' operating income performance

  •
  Overseeing the continued growth in revenues, operating income and EBITDA from power plant services

  •
  Managing coal cleaning operations and leading the effort to sell the business as a non-core asset

  •
  Managing the lobbying effort to achieve favorable EPA classification of fly ash

        John N. Lawless, III:    Mr. Lawless served as the President of our Light Building Products group until his separation from Headwaters in January 2011.

2011 Compensation Actions

        The Committee approved the following compensation and awards for the NEOs after considering 2011 Company performance, accomplishments of the NEOs, market data and input from consultants and stockholder groups.

        Base Salary:    The following base salary adjustments were approved in 2011.

  •
  Donald P. Newman was employed in December 2010, at a base salary of $300,000 annually.

  •
  Harlan M. Hatfield's annual base salary was adjusted from $245,700 to $275,000 to more closely align his salary with the market 50th percentile.

  •
  William. H. Gehrmann's annual base salary was adjusted from $253,800 to $285,000 to more closely align his salary with the market 50th percentile.

  •
  Jack N. Lawless' annual base salary was terminated when he separated from Headwaters in January 2011.

        Annual Bonus:    In accordance with the terms of the short-term incentive plan, operating income was below threshold for all divisions, except Heavy Construction Materials. Thus, no annual bonuses were approved, except in the case of Heavy Construction Materials.

        Cash Performance Units:    A complete discussion of the process for determining cash performance unit grants is included in Section Two—Executive Compensation Details. Fiscal 2011 cash flow (an important measure of Company performance) was below the threshold set by the Committee and the original performance unit grants for all participants in the Corporate arrangement (including the CEO and other NEOs) were cancelled, resulting in no LTI value delivery.

        Stock Appreciation Rights:    The Committee made the following stock appreciation right awards to NEOs other than Mr. Newman at an exercise price of $3.81, and at an exercise price of $4.39 for Mr. Newman. A complete discussion of these awards is included in Section Two—Executive Compensation Details.

• Kirk A. Benson:	147,821 SARs
• Donald P. Newman:	37,000 SARs
• Steven G. Stewart:	10,375 SARs
• Harlan M. Hatfield:	22,073 SARs
• William H. Gehrmann, III:	32,927 SARs
• John N. Lawless, III:	51,395 SARs

        Restricted Stock Shares:    The Committee made the following restricted stock share awards to NEOs. A complete discussion of these awards is included in Section Two—Executive Compensation Details.

• Kirk A. Benson:	90,171 shares
• Donald P. Newman:	22,500 shares
• Steven G. Stewart:	6,329 shares
• Harlan M. Hatfield:	13,464 shares
• William H. Gehrmann, III:	20,085 shares
• John N. Lawless, III:	31,351 shares

SECTION FIVE—EXECUTIVE COMPENSATION GOVERNANCE

        The Committee has adopted several policies to reflect best practices in executive compensation as detailed below.

Stock Ownership Guidelines

        In January 2004, the Compensation Committee adopted a stock ownership policy for senior level executives, including NEOs, setting forth minimum ownership requirements of Company common stock. The purpose of the requirement is to ensure that senior executives have financial interests that are directly aligned with stockholders. The table below sets forth the stock ownership guidelines for the NEOs.

        Executives are expected to make reasonable progress toward accumulation of the required shares. They are also aware that willingness to comply with these guidelines may affect eligibility for future equity grants. The NEOs have achieved various levels of compliance with this policy by accumulating stock through option exercises, restricted stock grants, purchase of stock through the Employee Stock Purchase Plan (ESPP) and open market transactions. The NEOs' compliance with these guidelines as of September 30, 2011 (calculated using shares held as of September 30, 2011 and the 2011 average closing stock price for the fiscal year) is as follows:

Name and Position	Stock Ownership Requirement	Stock Ownership Requirement Compliance
Kirk A. Benson, Chief Executive Officer	4X Annual Base Compensation	217%
Donald P. Newman, Chief Financial Officer	2X Annual Base Compensation	44%
Steven G. Stewart, Former Chief Financial Officer	NA(1)	NA (1)
Harlan M. Hatfield, Vice President, General Counsel and Secretary	2X Annual Base Compensation	57%
William H. Gehrmann, III, President, Headwaters Heavy Construction Materials	2X Annual Base Compensation	37%
John N. Lawless, III, Former President, Headwaters Light Building Products	NA(2)	NA (2)

(1)
Because of his retirement from the CFO position, Mr. Stewart is no longer subject to stock ownership requirements

(2)
Because of his separation from Headwaters in January, 2011, Mr. Lawless is no longer subject to stock ownership requirements

        The Board of Directors is also subject to stock ownership guidelines, as discussed in the section titled "Director Compensation—Director Stock Ownership Policy."

Agreements with NEOs

        Employment Agreements:    The Company has entered into employment agreements with certain NEOs that set certain aspects of compensation for those executives. The following summarizes employment agreement terms pertinent for fiscal 2011 compensation for the NEOs who have or had employment agreements during fiscal 2011.

  •
  Kirk A. Benson:  In April 2010, we entered into an employment agreement covering Mr. Benson's employment for the five-year period commencing April 1, 2010 through March 31, 2015. The agreement sets Mr. Benson's annual base salary at $650,000 through October 1, 2010 and a minimum annual base salary of $700,000 thereafter. In light of economic conditions existing as of October 1, 2010, Mr. Benson requested the Committee amend his employment agreement to continue his base salary at $650,000, rather than increase it from $650,000 to $700,000. As of October 1, 2011, Mr. Benson requested the Committee amend his employment agreement to adjust his salary to $663,000, rather than increase it to the $700,000 salary provided in his contract.

  •
  Donald P. Newman:  In December 2010, we entered into an employment agreement covering Mr. Newman's employment for the three-year period commencing December 8, 2010 through December 8, 2013. The agreement sets Mr. Newman's annual base salary at $300,000, subject to adjustments at the discretion of the Committee under the Company's customary pay practices.

  •
  Steven G. Stewart:  In December 2010, we entered into an employment transition agreement covering Mr. Stewart's employment through his termination date of June 30, 2013. The employment transition agreement sets Mr. Stewart's annual base salary at $304,685 through June 30, 2011 and at $120,000 for the period July 1, 2011 through June 30, 2013.

  •
  John N. Lawless, III:  In January 2011, we entered into a separation agreement with Mr. Lawless, which stipulated that Mr. Lawless' last day of employment was January 31, 2011. Under the terms of the separation agreement, the Company agreed to certain cash payments and other benefits in exchange for Mr. Lawless' execution of a release of liability and covenant not to compete with Headwaters for a stipulated period of time.

        Change-in-Control Agreements: In 2006, the Compensation Committee approved Executive Change in Control Agreements with certain of our officers, including all of the NEOs except Mr. Newman. Mr. Newman and Headwaters executed a change in control agreement in 2011. Upon a change in control, as defined, the agreements provide for immediate vesting and exercisability of all outstanding stock-based awards and pro-rated vesting of cash-based awards not continued by a successor. In addition, if termination of employment occurs within a specified period of a change in control, the agreements provide for 1) severance pay equal to two times the sum of an officer's current annual salary plus either (i) the highest cash bonus paid or payable for any single year in the three-year period commencing two years prior to the year in which the change in control occurs, or (ii) the target annual bonus for the year in which the change in control occurs; and 2) continuance of health and other benefits and perquisites for either a one- or a two-year period following the change in control. During fiscal 2011, the Company and each of the officers with the 2006 agreements agreed to eliminate the tax "gross-up" provision that was included in the original 2006 agreements. Further, the new agreement with Mr. Newman did not include a "gross-up" provision. The Committee has also decided not to enter into any new agreements in the future that contain tax gross-up provisions.

Executive Compensation Recovery Policy

        During 2011, the Committee adopted an Executive Compensation Recovery Policy. Designed to comply with the requirements of the Dodd-Frank Act, the policy allows recovery of compensation in excess of what would have been paid to executive officers in the event of an accounting restatement.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1,000,000 limit on the amount that a public company may deduct for compensation paid to certain NEOs unless compensation is based on an individual's meeting pre-established performance goals determined by a compensation committee and approved by stockholders. For 2010, the annual bonuses (other than the discretionary bonuses) were designed to satisfy the requirements for deductible compensation.

Trading Restrictions

        As set forth in the Company's Statement of Company Policy as to Trades in the Company's Securities by Company Personnel and Confidential Information, neither employees in possession of material non-public information (often referred to as "insider information") nor any related persons may buy or sell Headwaters securities. This policy also includes other trading restrictions for directors, officers and employees. The complete policy is posted on our web site.

Compensation Program Risk Analysis

        The Committee has reviewed the Company's compensation policies and practices for our NEOs and has determined that our compensation programs are not reasonably likely to have a material adverse effect on our Company. At the conclusion of a fiscal year and the beginning of the next, our Committee convenes in an extended annual meeting and receives compensation recommendations from management. These recommendations encompass both performance for the prior year and budgets, goals, and compensation targets for the coming year and include the advice of management and Committee compensation consultants. Then the Committee together with all other Board members receives written and oral presentations from each business unit of the Company over a two day period. The prepared information is reviewed with the Committee and full Board who probe the accomplishments of the past year, as well as the strengths, weaknesses, risks, opportunities, challenges, and financial and non-financial goals for the new year. Having received this business information, the Committee reconvenes to certify prior year performance and resultant compensation and to establish compensation targets and business results to achieve those targets. Quarterly throughout the year management provides the Committee with reports on progress towards the established goals so that the Committee can monitor the ongoing connection between business performance and compensation. Our compensation programs do not encourage excessive risk taking but reward achievement of short-term and long-term financial and strategic objectives through a balanced mix of compensation components not overly weighted towards the short term and through use of multiple performance factors with both Company-wide metrics and focused individual performance. In addition, our program designs and compensation targets are bench marked to our peers with the expert assistance of Mercer and Towers Watson.

SECTION SIX—INTERACTION WITH SHAREHOLDER ADVISORY SERVICES

        In February 2011, Institutional Shareholder Services (ISS) Proxy Advisory Services issued a report that was critical of some of the Company's executive compensation practices. Our perspective differed with the ISS review on several key points, including the following:

  •
  The ISS report stated that CEO compensation for 2010 was greater than in 2009. As disclosed in our proxy in accordance with SEC rules, total compensation for 2010 was down an average of 14% for our NEOs, and down 20% for our CEO. ISS added hypothetical compensation from future years into 2010 compensation to conclude that 2010 compensation was greater than in 2009. ISS's analysis was contrary to the compensation accounting and disclosure rules of the SEC. Further, some of the assumptions made by ISS (including future stock price) to adjust CEO income were aggressive and overstated CEO compensation.

  •
  ISS claimed that our long term cash incentive plan for corporate executives had too short a performance period. In 2010, after adopting a new plan with the expert advice of Mercer and Towers Watson, we had a short initial performance year for measurement of cash flow because we abruptly terminated our prior long-term plan mid-year as a result of ISS input. Since we had an unexpected plan termination, it was reasonable to put a new plan in place as soon as possible to drive performance. Our replacement plan uses a cash flow metric, and since our financial performance is very seasonal, more than 94% of our fiscal year cash flow was generated during the performance period. Our incentives were successful, benefiting our stockholders as we achieved 132% of our free cash flow goal. The Committee now requires future cash flow performance periods to be a minimum of one year in duration.

  •
  The ISS report asserted that we created excise tax gross-up rights in connection with two employment agreements entered into in 2010 for Mr. Benson and Mr. Stewart. In Mr. Benson's case, a former change of control agreement with gross-up rights existed, but it was independent of the new employment agreement negotiated in 2010. In Mr. Stewart's case, the former change of control agreement was terminated completely, eliminating the tax gross up, when the new agreement was signed. We did not create or extend gross-up rights during 2010. In any event, all gross-up rights in employment agreements were eliminated in fiscal 2011.

        We filed a letter to our stockholders, supporting our executive compensation practices on February 14, 2011, and our Proposal No. 4—Advisory Vote on Executive Compensation, passed at the 2011 annual meeting of stockholders.

        In an effort to further mutual understanding between ISS and Headwaters, we met with ISS in 2011. At the meeting, we explained the history of Headwaters, discussed the Company's performance compared to peers, and sought to clarify how ISS analyzed CEO compensation.

        Based on our discussions with ISS, we used a methodology and assumptions similar to ISS to review Mr. Benson's compensation in fiscal 2010 and fiscal 2011. The ISS analysis is flawed and significantly overstates Mr. Benson's compensation for 2010. The results of the analysis are shown in the table below:

Compensation Element	ISS Calculation of 2010 CEO Compensation(1)	Assumed ISS Calculation of 2011 CEO Compensation(2)
Base Salary	$650,000	$650,000
Regular Bonus	$268,473	$0
Discretionary Bonus	$300,000	$4,000
LTI Cash Performance Units	$1,911,310	$0
Stock Appreciation Right Awards	$782,000	$489,757
Restricted Stock Awards	$183,899	$343,552
TOTAL COMPENSATION(1)	$4,095,682	$1,487,309

(1)
This analysis, which overstates Mr. Benson's compensation for 2010, follows the conventions used by ISS in its report issued in February, 2011. The analysis does not include supplemental retirement compensation income of $285,919 in fiscal 2010 and $305,933 in fiscal 2011.

(2)
This analysis assumes an ISS methodology consistent with the methodology used for 2010.

        This analysis, which is consistent with the ISS hypothetical approach, shows a 64 percent decrease in CEO compensation from fiscal 2010 to fiscal 2011.

        Although the Committee disagreed with the ISS perspective on a number of points, the Committee took several actions during 2011 to strengthen our compliance with ISS guidelines. The table below shows concerns raised by ISS and the Committee's responses.

ISS CONCERN	FACTS AND COMMITTEE RESPONSE
No stock ownership guidelines for CEO	Stock ownership guidelines for the CEO do exist under our 2004 stock ownership policy and the Committee continues to monitor CEO compliance with that policy
No stock ownership guidelines for Board	Stock ownership guidelines for the Board of Directors have existed since 2004
Tax gross-up provisions exist in executive change-in-control agreements	Eliminated tax gross-up provisions in all executive change-in-control agreements
One and three-year total stockholder return is down while CEO compensation increased	Using ISS methodology, CEO compensation for 2011 was 64% lower than for 2010
Long-term cash performance unit plan for corporate executives has a performance period that is too short	Performance period for long-term cash performance unit plan for corporate executives extended to a minimum of one year
Free cash flow performance for the long-term cash performance unit plan was not properly evaluated in light of the sagging HW stock price	The free cash flow goals for the long-term cash performance unit plan was recalibrated in 2011 and cash flow performance was below threshold, resulting in no awards
Inclusion of Section 45 tax credits in calculation of free cash flow performance was inappropriate when the Company was under IRS audit with potential denial of credits	IRS audit has been completed and the resolution resulted in no material impact to free cash flow performance calculations
Absence of a clawback policy	Executive Compensation Recovery Policy adopted in 2011

        In our ongoing effort to address stockholder concerns, we continue to correspond with ISS, and we expect to have periodic interaction with ISS and other shareholder advisory services going forward.

* * * * *

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our 2011 Annual Report on Form 10-K.

Compensation Committee
Blake O. Fisher, Jr., Chairman James A. Herickhoff Malyn K. Malquist

Summary Compensation Table

        The following sets forth the compensation of our Chief Executive Officer, the two individuals who served as Chief Financial Officer during fiscal 2011, the only two other individuals who were serving as executive officers as of September 30, 2011, and a third person who served as an executive officer for part of fiscal 2011 and would have been included in the table but for the fact that he was not serving as an executive officer as of September 30, 2011. Unless otherwise noted, the amounts shown represent what was earned in the respective fiscal years.

SUMMARY COMPENSATION TABLE—FISCAL 2009, 2010 AND 2011

Name and principal position	Year	Salary ($)	Bonus(4) ($)	Stock awards(5) ($)	Option awards(5) ($)	Non-equity incentive plan compensation(6) ($)	All other compensation(7) ($)		Total ($)
Kirk A. Benson	2011	650,000	4,000	343,552	330,259	365,060	311,813	(8)	2,004,684
Chief Executive Officer	2010	650,000	568,473	183,899	540,530	0	293,338	(8)	2,236,240
	2009	650,000	200,000	393,384	1,302,197	238,162	0		2,783,743
Donald P. Newman(1)	2011	244,110	100,000	98,775	96,300	0	101,531	(9)	640,716
Chief Financial Officer
Steven G. Stewart(2)	2011	258,514	29,000	24,113	23,060	74,822	981,585	(10)	1,391,094
Former Chief Financial	2010	304,685	155,000	27,885	81,967	0	0		569,537
Officer	2009	304,685	91,000	59,650	202,338	0	0		657,673
Harlan M. Hatfield	2011	275,000	24,000	51,298	49,315	58,102	0		457,715
Vice President, General	2010	245,700	189,878	21,878	64,306	0	0		521,762
Counsel and Secretary	2009	245,700	85,000	46,799	158,741	33,598	0		569,838
William H. Gehrmann, III	2011	285,000	4,000	76,524	73,565	49,569	0		488,658
President, Headwaters	2010	253,800	50,000	34,500	110,796	438,992	0		888,088
Heavy Construction Materials	2009	253,800	25,000	66,144	224,362	305,406	12,143	(11)	886,855
John N. Lawless, III(3)	2011	105,917	4,000	119,447	176,601	0	639,402	(12)	1,045,367
Former President, Headwaters	2010	317,750	30,000	35,277	110,796	190,076	20,509	(12)	704,408
Light Building Products	2009	317,750	125,000	75,463	255,952	31,641	24,773	(12)	830,579

(1)
Mr. Newman was appointed Chief Financial Officer on December 8, 2010.

(2)
Mr. Stewart served as Chief Financial Officer during all of fiscal 2009 and 2010 and from October 1, 2010 until December 8, 2010 during fiscal 2011. He was employed in a non-executive capacity from December 8, 2010 through September 30, 2011.

(3)
Mr. Lawless served as President, Headwaters Construction Materials, Inc. during all of fiscal 2009 and 2010 and from October 1, 2010 until January 31, 2011 during fiscal 2011, at which time his employment was terminated.

(4)
The amounts shown in this column for 2011 represent discretionary payments approved by Headwaters' compensation committee. The $100,000 payment to Mr. Newman and $25,000 of the payments to Mr. Stewart were minimum amounts contractually agreed to by Headwaters in their employment agreements. The amounts shown in this column for 2010 represent discretionary payments approved by Headwaters' compensation committee, of which the following amounts represent bonuses approved following Headwaters' successful debt refinancing completed in October 2009: Mr. Benson—$300,000; Mr. Stewart—$75,000; Mr. Hatfield—$150,000; Mr. Gehrmann—$30,000; and Mr. Lawless—$30,000. The amounts shown in this column for 2009 represent retention bonuses and discretionary payments, also approved by Headwaters' compensation committee. Bonuses paid under terms of Headwaters' Amended and Restated Short Term Incentive Bonus Plan, approved by stockholders in 2008; the Long Term Incentive Compensation Plan, approved by stockholders in 2005; and the 2010 Incentive Compensation Plan, approved by stockholders in 2010, are shown in the column titled "Non-equity incentive plan compensation."

(5)
The amounts reflected above for stock awards and option awards represents the total grant date fair value of awards granted in the respective years. The following amounts represent such grant date fair value for performance-based SARs granted in April 2009, all of which were cancelled on September 30, 2009 because the performance criteria required to be met on or before that date for vesting to occur were not met and the awards could never vest: Mr. Benson—$405,003; Mr. Stewart—$66,286; Mr. Hatfield—$52,004; Mr. Gehrmann—$73,501; and Mr. Lawless—$83,850. Upon termination of Mr. Lawless' employment in January 2011, the vesting of certain stock-based awards was accelerated, resulting in incremental fair value of those awards totaling $61,775, which amount is included in the column titled "Option Awards." Reference is made to Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year 2011 for a detailed description of the assumptions used in valuing stock-based awards.

(6)
Except for Mr. Gehrmann in 2009 and 2010 and Messrs. Benson, Stewart and Hatfield in 2011, the amounts in this column represent bonuses paid under terms of our Incentive Bonus Plan, including banked amounts from 2007 that were earned and paid in fiscal 2009. Banked amounts included in the table are as follows: Mr. Benson—$238,162, Mr. Hatfield—$33,598, Mr. Gehrmann—$49,901, and Mr. Lawless—$31,641. For Mr. Gehrmann, $230,792 in both 2009 and 2010 represent amounts earned under a long-term incentive cash award granted in 2006 under our Long Term Incentive Compensation Plan. Also for Mr. Gehrmann, in 2010, $208,200 represents the amount earned under another long-term incentive cash award granted in 2009 under the Long Term Incentive Compensation Plan. The 2011 amounts in this column for Messrs. Benson, Stewart and Hatfield represent amounts paid under performance unit awards granted in 2010 under the 2010 Incentive Compensation Plan, which awards partially vested in 2011.

(7)
No amounts are reported in other compensation if the total of such compensation is less than $10,000.

(8)
Represents $305,933 of supplemental retirement compensation for Mr. Benson (including $29,683 of stipulated ("above market") earnings for the period from October 1, 2010 through September 30, 2011), $4,012 for financial planning services, and $1,868 of insurance premiums in 2011. Represents $285,919 of supplemental retirement compensation (including $9,669 of stipulated ("above market") earnings for the period from April 1, 2010 through September 30, 2010), $5,551 for financial planning services, and $1,868 of insurance premiums in 2010.

(9)
Represents $100,000 paid to Mr. Newman upon his appointment as Chief Financial Officer in December 2010 and $1,531 of insurance premiums.

(10)
Represents $980,000 paid to Mr. Stewart upon completion of his service as Chief Financial Officer in December 2010 and $1,585 of insurance premiums.

(11)
Represents $10,008 of matching 401(k) and deferred compensation plan contributions, $1,547 of insurance premiums and $588 of vehicle-related perquisites.

(12)
Represents $635,500 paid to Mr. Lawless upon completion of his service as President of Headwaters Construction Materials, Inc. in January 2011, $3,193 of insurance premiums, and $709 of vehicle-related perquisites in 2011. Represents $10,781 of insurance premiums, $7,680 for a club membership, and $2,048 of vehicle-related perquisites in 2010. Represents $15,145 of insurance premiums, $7,620 for a club membership, and $2,008 of vehicle-related perquisites in 2009.

Grants of Plan-Based Awards

        The following table sets forth information concerning plan-based awards granted during fiscal 2011 to the named executives. All awards were made from our 2010 Incentive Compensation Plan.

 GRANTS OF PLAN-BASED AWARDS—FISCAL 2011

						All other option awards: number of securities underlying SARs (#)
		Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock (#)
							Exercise or base price of SAR awards ($/Sh)	Grant date fair value of stock and SAR awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Kirk A. Benson	November 6, 2010	151,938	607,750	1,215,500	90,171	147,821	3.81	673,811
Donald P. Newman	December 8, 2010	42,500	170,000	340,000	22,500	37,000	4.39	195,075
Steven G. Stewart	November 6, 2010	10,664	42,656	85,312	6,329	10,375	3.81	47,173
Harlan M. Hatfield	November 6, 2010	22,688	90,750	181,500	13,464	22,073	3.81	100,613
William H. Gehrmann, III	November 6, 2010				20,085	32,927	3.81	150,089
John N. Lawless, III	November 6, 2010				31,351	51,395	3.81	234,273

(1)
Because the performance condition related to these awards (consolidated free cash flow generated during 2011) was below the threshold, these awards will not vest and there will be no payouts.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information concerning outstanding equity awards for the named executives as of September 30, 2011. As a result of Mr. Lawless' termination as of January 31, 2011, he has no outstanding equity awards as of September 30, 2011.

OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2011

	Option and SAR awards				Stock awards
Name	Number of securities underlying unexercised options / SARs (#) exercisable	Number of securities underlying unexercised options / SARs (#) unexercisable	Option / SAR exercise price ($)	Option / SAR expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Kirk A. Benson	61,000	0	13.73	June 10, 2012	73,440	(1)	105,754
	175,000	0	15.48	July 8, 2013
	75,000	0	23.79	April 21, 2014
	195,144	0	13.57	September 30, 2017
	195,144	0	9.84	September 30, 2018
	130,095	65,049	4.60	September 30, 2019
	49,274	98,547	3.81	September 30, 2020
Donald P. Newman	12,333	24,667	4.39	September 30, 2020	15,000	(2)	21,600
Steven G. Stewart	5,000	0	16.89	May 6, 2013	6,239	(3)	8,984
	15,000	0	28.31	September 23, 2014
	29,592	0	13.57	September 30, 2017
	29,592	0	9.84	September 30, 2018
	19,728	9,864	4.60	September 30, 2019
	3,458	6,917	3.81	September 30, 2020
Harlan M. Hatfield	21,000	0	13.73	June 10, 2012	10,561	(4)	15,208
	75,000	0	13.00	February 7, 2013
	15,000	0	16.89	May 6, 2013
	10,338	0	23.79	April 21, 2014
	15,000	0	28.31	September 23, 2014
	23,216	0	13.57	September 30, 2017
	23,216	0	9.84	September 30, 2018
	15,478	7,738	4.60	September 30, 2019
	7,357	14,716	3.81	September 30, 2020
William H. Gehrmann, III	10,000	0	16.97	November 12, 2012	15,890	(5)	22,882
	8,333	0	16.89	May 6, 2013
	9,350	0	23.79	April 21, 2014
	25,000	0	28.31	September 23, 2014
	32,813	0	13.57	September 30, 2017
	32,813	0	9.84	September 30, 2018
	26,667	13,333	4.60	September 30, 2019
	10,975	21,952	3.81	September 30, 2020

(1)
Represents restricted stock, of which 43,383 shares vest on September 30, 2012 and 30,057 shares vest on September 30, 2013.

(2)
Represents restricted stock, of which 7,500 shares vest on September 30, 2012 and 7,500 shares vest on September 30, 2013.

(3)
Represents restricted stock, of which 4,129 shares vest on September 30, 2012 and 2,110 shares vest on September 30, 2013.

(4)
Represents restricted stock, of which 6,073 shares vest on September 30, 2012 and 4,488 shares vest on September 30, 2013.

(5)
Represents restricted stock, of which 9,195 shares vest on September 30, 2012 and 6,695 shares vest on September 30, 2013.

Option Exercises and Stock Vested

        The following table sets forth information concerning fiscal 2011 option exercises and restricted stock that vested during fiscal 2011 for the named executives.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2011

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Kirk A. Benson	0	0	56,709	81,661
Donald P. Newman	0	0	7,500	10,800
Steven G. Stewart	0	0	6,151	8,857
Harlan M. Hatfield	0	0	7,658	11,028
William H. Gehrmann, III	0	0	11,435	16,466
John N. Lawless, III	20,464	109,359	39,019	205,240

Nonqualified Deferred Compensation

        Our non-qualified deferred compensation plan (DCP) allows eligible employees to make tax-deferred contributions of up to 50% of their base compensation and 100% of their incentive compensation. All of the named executives are eligible to participate in the DCP. The DCP is funded through a grantor trust and trust-owned life insurance on plan participants. The DCP is intended to meet all applicable regulatory requirements, including Section 409A of the Internal Revenue Code. The DCP provides investment opportunities that closely mirror the investments that participants can choose for 401(k) plan contributions. In certain instances, we match employee contributions up to a designated maximum rate and these matching contributions vest after three years of plan eligibility. Due to economic conditions, we suspended any DCP match in January 2009. The match remained suspended for all of fiscal 2011. The terms of participation in the DCP for the named executives are the same as for the other employees who have been approved by the Compensation Committee to participate.

        In 2010, we entered into an employment agreement with Mr. Benson that includes a provision for a supplemental retirement compensation arrangement. The arrangement calls for us to contribute six installments of 42.5% of base salary annually during the term of the agreement to an unfunded bookkeeping account. The account balance is further credited using a 7% annual interest rate, compounded annually. The allocations and interest will be paid to Mr. Benson in a single lump sum upon his termination of employment. The following table sets forth information concerning the named executives' participation in the DCP during fiscal 2011, along with Mr. Benson's supplemental retirement compensation arrangement.

 NONQUALIFIED DEFERRED COMPENSATION—FISCAL 2011

Name	Executive contributions in fiscal 2011(1) ($)	Registrant contributions in fiscal 2011(1) ($)	Aggregate earnings in fiscal 2011(2) ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at September 30, 2011(3) ($)
Kirk A. Benson(4)	90,243	0	(72,235)	0	835,851
Kirk A. Benson(5)	0	276,250	29,683	0	591,852
Donald P. Newman	0	0	0	0	0
Steven G. Stewart	376,270	0	(58,617)	0	817,560
Harlan M .Hatfield	12,402	0	(3,889)	0	330,464
William H. Gehrmann, III	61,157	0	(9,740)	0	302,169
John N. Lawless, III	0	0	0	0	0

(1)
All amounts reported as executive or registrant contributions are also included in the summary compensation table, either as salary or in other columns, as required.

(2)
With the exception of the stipulated earnings of $29,683 on Mr. Benson's supplemental retirement compensation arrangement, none of the amounts reported as aggregate earnings are included in the summary compensation table.

(3)
The amounts representing executive contributions, registrant contributions and stipulated earnings on Mr. Benson's supplemental retirement compensation arrangement in prior years have been included in prior years' compensation in the summary compensation table.

(4)
These amounts relate to Mr. Benson's participation in the DCP.

(5)
These amounts relate to Mr. Benson's supplemental retirement compensation arrangement.

Other Potential Post-Employment Payments

        As of September 30, 2011, there were three named executives with employment contracts that required severance or other post-employment payments: Messrs. Benson, Newman and Stewart.

        In accordance with the terms of his employment agreement, upon termination of Mr. Benson's employment, we and Mr. Benson will enter into a consulting agreement requiring no more than 20% of Mr. Benson's time for a three-year period, for which Mr. Benson will receive annual remuneration of $300,000. If we terminate Mr. Benson's employment without cause or if Mr. Benson resigns all of his positions with us for good reason, such as a significant change in his responsibilities, he is entitled to termination benefits equal to 200% of 1) his annual base salary in effect when his employment terminates, plus 2) his target annual incentive bonus for the fiscal year in which the termination occurs. The preceding amount is payable over the 24-month period beginning 60 days following the date of termination. In the event of such termination, all of Mr. Benson's outstanding equity awards shall become vested and immediately exercisable and all awards granted subsequent to March 2010 shall remain exercisable for a period of five years following termination. Also, Mr. Benson will be paid a prorated bonus calculated under the provisions of the fiscal year's bonus arrangement then in effect. Finally, upon termination for any reason, Mr. Benson will receive the full amount in his supplemental retirement compensation account, described above. If Mr. Benson would have terminated employment on September 30, 2011 and all of the above described payments were to be made in accordance with the terms of his employment agreement, the cash payments would total $3,630,932.

        In accordance with the terms of Mr. Newman's employment agreement, if we terminate Mr. Newman's employment without cause or if Mr. Newman resigns all of his positions with us for good reason, such as a significant change in his responsibilities, he is entitled to termination benefits equal to 200% of 1) his annual base salary in effect when his employment terminates, plus 2) his target annual incentive bonus for the fiscal year in which the termination occurs. The preceding amount is payable over the 24-month period beginning 60 days following the date of termination. Also, Mr. Newman will be paid a prorated bonus calculated under the provisions of the fiscal year's bonus arrangement then in effect. If Mr. Newman would have terminated employment on September 30, 2011 and the above described payments were to be made in accordance with the terms of his employment agreement, the cash payments would total $960,000.

        In December 2010, Mr. Stewart's employment agreement which was in place on September 30, 2010 was superseded and replaced by an employment transition agreement. Pursuant to the terms of the employment transition agreement, Mr. Stewart's responsibilities changed and his employment termination date was stipulated to be June 30, 2013. If Mr. Stewart would have terminated employment on September 30, 2011, the accelerated cash payments which would otherwise be paid out through June 30, 2013 would have totaled $210,000.

        The Compensation Committee has approved "Executive Change in Control Agreements" with certain of our officers, including Messrs. Benson, Newman, Hatfield and Gehrmann. Upon a change in control, as defined, the agreements provide for immediate vesting and exercisability of all outstanding stock-based awards not continued by a successor. In addition, if termination of employment occurs within a specified period of a change in control, the agreements provide for i) severance pay equal to a stipulated multiple of the sum of the person's current annual salary plus a bonus component based on either past bonuses paid or the target bonus for the fiscal year in which the change in control occurs; and ii) continuance of health and other benefits and perquisites for a stipulated period following the change in control. Further, if any long-term cash awards are not continued, payment shall be made based on the pro-rated level of performance achieved as of the end of the most recently completed fiscal quarter. If terminations associated with a change in control would have occurred on September 30, 2011, the cash severance payments due to the applicable named executives (including amounts due under long-term cash awards and the estimated costs of continuing benefits and perquisites) and the excess of the market value of stock-based awards above related exercise prices would have been as follows.

POTENTIAL CHANGE IN CONTROL PAYMENTS AS OF SEPTEMBER 30, 2011

Name	($)
Kirk A. Benson(1)	3,264,672
Donald P. Newman	981,600
Harlan M. Hatfield	761,168
William H. Gehrmann, III	1,843,986

(1)
Includes $591,852 related to Mr. Benson's supplemental retirement compensation arrangement.

Summary Information about Incentive Compensation Plans

        As of September 30, 2009, we had four incentive compensation plans, three of which were approved by stockholders. In 2010, our stockholders approved a new 2010 Incentive Compensation Plan (2010 ICP) and in connection with the approval of the 2010 ICP, we undertook to not issue any additional stock-based awards under any of our other existing incentive compensation plans. As of September 30, 2011, options, SARs and other awards for approximately 1,815,000 shares of common stock could be granted under the 2010 ICP; however, following the grants of equity-based awards made subsequent to September 30, 2011, approximately 630,000 shares were available for future grants under the 2010 ICP.

        We use newly issued shares to meet our obligations to issue stock when awards are exercised. The Compensation Committee, or in its absence, the full Board, administers and interprets all incentive compensation plans. This Committee is authorized to grant stock-based awards and other awards both under the plans and outside of any plan to eligible employees, officers, directors, and consultants. Terms of awards granted under the plans, including vesting requirements, are determined by the Committee and historically have varied significantly. Awards granted under the plans vest over periods ranging from zero to ten years, expire ten years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. Incentive stock option grants must meet the requirements of the Internal Revenue Code.

        1995 Stock Option Plan.    A total of 2,400,000 shares of common stock are reserved for issuance under the 1995 Stock Option Plan, which expired in 2005. The 1995 Plan provided for the granting of both incentive stock options (ISOs) and non-statutory stock options (NSOs).

        2002 Stock Incentive Plan.    In 2002, the Board of Directors adopted the 2002 Stock Incentive Plan. The number of shares reserved under the 2002 Plan is 1,500,000. NSOs, restricted stock, SARs and stock units could be granted under the 2002 Plan. ISOs could not be granted under the 2002 Plan, which expires in 2012.

        2003 Stock Incentive Plan.    In 2003, the Board of Directors adopted the 2003 Stock Incentive Plan. The 2003 Plan was approved by stockholders at the 2003 annual meeting. In January 2004, the Board of Directors approved Amendment No. 1 to the 2003 Plan, which increased the number of shares available for award grants to 2,500,000. Amendment No. 1 to the 2003 Plan was approved by stockholders at the 2004 annual meeting. ISOs, NSOs, restricted stock, SARs and stock units could be granted under the 2003 Plan, which expires in 2013.

        Long Term Incentive Compensation Plan.    In 2005, the Board of Directors adopted the Long Term Incentive Compensation Plan (LTIP). The LTIP was approved by stockholders at the 2005 annual meeting. In December 2008, the Board of Directors approved amendments to the LTIP, including an increase in the number of shares available for award grants to 2,200,000. The LTIP amendments were approved by stockholders at the 2009 annual meeting. The LTIP authorizes the grant of several types of awards, including ISOs, NSOs, SARs, restricted stock and restricted stock unit awards, performance stock and performance unit awards, unrestricted stock awards, cash awards and other performance awards. Most awards under the LTIP are subject to a minimum service vesting requirement of at least three years. There are also annual limits on certain types of awards and on the number of awards that can be granted to a single participant in any calendar year. The LTIP expires March 1, 2015.

        2010 Incentive Compensation Plan.    In December 2009, the Board of Directors adopted, subject to stockholder approval, the 2010 ICP, which was approved by stockholders at the 2010 annual meeting. The 2010 ICP authorizes the issuance of up to 2,500,000 shares of common stock for stock-based incentives, as well as certain cash incentives, as determined by the Compensation Committee. The 2010 ICP authorizes the grant of several types of awards, including ISOs, NSOs, SARs, restricted stock and restricted stock unit awards, performance stock and performance unit awards, unrestricted stock awards, cash awards and other performance awards. The Committee has discretionary authority to establish minimum vesting requirements. There are also annual limits on certain types of awards and on the number of awards that can be granted to a single participant in any calendar year. The 2010 ICP expires in December 2019.

        In December 2011, the Board of Directors unanimously approved, subject to stockholder approval, an increase of 2,700,000 in the number of shares available for issuance under the 2010 ICP, from 2,500,000 shares to 5,200,000 shares, and the Board recommends stockholder approval of this increase. See Proposal No. 4 below.

        Other Options.    In addition to options granted under the above-described plans, we have periodically granted options for the purchase of common stock to employees, officers, directors and consultants outside those plans that were not qualified as ISOs for tax purposes. There were no such option grants during fiscal 2011.

        Stockholder Approval of Equity Compensation Plans.    The following table presents information as of September 30, 2011 about our common stock that may be issued upon the exercise of options, SARs and other equity-based awards granted to employees, consultants or members of the Board of Directors under all of our existing incentive compensation plans and individual arrangements. As described above, we have five incentive compensation plans under which options and other awards have been or could be granted. We have also issued options not covered by any plan. The 1995 Plan, the 2003 Plan, the LTIP and the 2010 ICP have been approved by stockholders. The 2002 Plan has not been approved by stockholders. The amounts included in the caption "not approved by stockholders" in the table below represent amounts applicable under the 2002 Plan plus all awards granted outside of any plan.

(shares in thousands)
Plan Category	Maximum shares to be issued upon exercise of options and other awards	Weighted-average exercise price of outstanding options and other awards	Shares remaining available for future issuance under existing equity compensation plans (excluding shares reflected in the first column)
Plans approved by stockholders	3,796	$12.89	1,815
Plans not approved by stockholders	912	15.40	0

Total	4,708	$13.38	1,815

        Outstanding Awards under Equity Compensation Plans.    As of October 3, 2011, there were approximately 1,547,000 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table above, at a weighted average exercise price of $21.86, and with a weighted-average remaining contractual term of 2.2 years. There were approximately 2,892,000 shares subject to issuance upon exercise of outstanding SARs under all of our equity compensation plans referred to in the table above, at a weighted average threshold price of $10.08, and with a weighted-average remaining contractual term of 6.7 years. There were a total of approximately 195,000 shares of unvested restricted stock and restricted stock units that remain subject to forfeiture. As of October 3, 2011, there were approximately 1,815,000 shares available for future issuance of awards under all plans.

        No Loans for Option Exercises.    It is our policy to not make loans to employees or officers for the purpose of paying for the exercise of stock options.

2000 Employee Stock Purchase Plan

        The Board approved the 2000 Employee Stock Purchase Plan (ESPP) to provide eligible employees with an opportunity to increase their proprietary interest in Headwaters by purchasing common stock on favorable terms and to pay for such purchases through payroll deductions. The ESPP, including all subsequent material amendments, has been approved by stockholders. A total of 4,250,000 shares of common stock have been reserved for issuance under the ESPP, and approximately 2,758,000 shares remain available for future issuance as of September 30, 2011. In accordance with terms of the ESPP, participating employees purchase shares of stock directly from us, which shares, until 2010, were made available from treasury shares which were purchased on the open market. During 2010, we began issuing newly-issued shares to meet our commitment under the ESPP. The ESPP is intended to comply with section 423 of the Internal Revenue Code, but is not subject to the requirements of ERISA.

Employees purchase stock through payroll deductions of 1% to 10% of cash compensation, subject to certain limitations. The stock is purchased in a series of quarterly offerings. The cost per share to the employee is 85% of the fair market value at the end of each quarterly offering period.

Incentive Bonus Plan

        The Incentive Bonus Plan (IBP), the specifics of which are approved annually by the Compensation Committee, provides for annual cash bonuses to be paid if we accomplish certain financial goals and if participating employees meet individual goals. Under the terms of the IBP, annual cash awards can be earned by participants selected by the Compensation Committee who are employed at the end of the fiscal year, provided our goals and the participant's individual goals are met or exceeded. Participants in the IBP are selected based on their roles and responsibilities.

Long-Term Incentive Awards

        Long-Term Incentive Cash Bonus Awards.    In 2006, the Compensation Committee authorized the grant of long-term incentive cash bonus awards to certain officers and employees, including all of the named executives except for Messrs. Newman and Stewart, which awards were granted under the LTIP. In accordance with terms of the awards, cash payments were required to be made at the end of and after the end of the three-year performance period ended on September 30, 2008. Cash payments were based on several factors, including 1) individual performance under the incentive bonus plan applicable to the individual, and 2) the achievement of stipulated financial goals as measured by economic value added, or EVA, over a three-year period by Headwaters and our operating units.

        Payments for these awards could not exceed $30,000,000 in the aggregate; however, based on results achieved during the three-year performance period, the total payouts under the awards aggregated only approximately $2,800,000, all of which has been paid as of September 30, 2011. Only 50% of the earned payouts were paid at the end of fiscal 2008, the end of the three-year performance period. The remaining 50% were required to be paid in equal installments at the end of fiscal 2009 and fiscal 2010 provided the individuals were then current employees. Mr. Gehrmann earned $230,792 in both 2009 and 2010 under this incentive program. No other named executive earned any cash payment for any period under the 2006 grants.

        Cash Performance Unit Awards.    In 2009, the Compensation Committee approved grants of performance unit awards to certain officers and employees, including all of the named executives except for Mr. Newman, which awards were granted under the LTIP. The awards were to be settled in cash based on the achievement of goals tied to cumulative divisional free cash flow generated subsequent to September 30, 2008 and prior to September 30, 2028, at which time the awards were to expire, if not forfeited earlier. These awards replaced all existing long-term cash-based awards, except for the 2006 awards described above. For purposes of these awards, free cash flow is generally defined as operating income plus depreciation, amortization and asset impairments, reduced by capital expenditures. Payments vest according to a predetermined schedule as free cash flow accumulates over time.

        In 2010, the Committee terminated the performance unit awards for all participants in the corporate business unit, including Messrs. Benson, Stewart and Hatfield, and assigned a five-year performance period term to the free cash flow goals, aggregating $850,000,000, for the remaining participating business units. Through September 30, 2011, these business units had generated approximately $216,200,000 of free cash flow and incurred approximately $2,400,000 of expense for the awards, including approximately $1,500,000 which was accrued and unpaid as of September 30, 2011, of which $333,120 related to Mr. Gehrmann. The maximum payout under the amended performance unit awards if all performance criteria were to be achieved by the participating operating divisions would be approximately $28,900,000; however, due to the shortened five-year term of the performance period, the ultimate payout will be significantly less than the maximum payout.

        Also in 2010, in accordance with terms of the 2010 ICP, the Committee approved grants of performance unit awards to certain officers and employees in the corporate business unit, including Messrs. Benson, Stewart and Hatfield, to be settled in cash, based on the achievement of goals related to consolidated free cash flow generated in the second half of fiscal 2010. For purposes of these awards, free cash flow is generally defined as operating income plus depreciation, amortization, asset impairments and Section 45 tax credits, reduced by capital expenditures. The awards were calculated using a target compensation amount for each participant and were adjusted, subject to prescribed limitations, based on the actual consolidated free cash flow generated during the six-month performance period ended September 30, 2010, using a threshold/target/maximum adjustment structure. The actual free cash flow generated during the performance period exceeded the maximum level, and the terms of the awards provided for 50% vesting as of September 30, 2011, with the remaining 50% to be vested as of September 30, 2012, provided the participant is still employed by Headwaters on that vesting date. Prior to settlement in cash, the awards are further adjusted using our average stock price for the 60 days immediately preceding each vest date.

        In 2011, we reversed approximately $1,100,000 of previously recognized expense for the 2010 performance unit awards due to a decrease in the average 60-day stock price from September 30, 2010 to September 30, 2011. All future changes in our stock price through the final vest date of September 30, 2012 will result in adjustment of the expected remaining liability. Assuming the average closing stock price for the 60 days in the period ended September 30, 2011 of $1.91 remains unchanged for the September 30, 2012 vesting date, the total payouts under this arrangement for both vest dates, all of which were accrued as of September 30, 2011, would be approximately $1,400,000. In 2011, Messrs. Benson, Stewart and Hatfield earned $365,060, $74,822 and $58,102, respectively, related to the 2010 awards.

        In 2011, in accordance with terms of the 2010 ICP, the Committee approved grants of performance unit awards to participants in the corporate business unit related to consolidated free cash flow generated during fiscal year 2011, with terms similar to those described above for the 2010 six-month period. The threshold, target, and maximum payouts for Messrs. Benson, Newman, Stewart and Hatfield are reflected in the section above titled Grants of Plan-Based Awards. Because the actual consolidated free cash flow generated during 2011 was below the threshold, these awards will not vest and no liability has been recorded.

        It is the current intent of the Committee to grant future performance unit awards to certain officers and employees in the corporate business unit, based on fiscal year performance periods, with terms similar to those described above; however, there is no obligation to do so. Subsequent to September 30, 2011, the Committee approved such grants to participants in the corporate business unit related to consolidated free cash flow generated during 2012.

        Cash-Settled SAR Grants.    In 2011, the Committee approved grants to certain employees (but no named executives) of approximately 400,000 cash-settled SARs. These SARs will vest in annual installments through September 30, 2013, provided the participant is still employed at the respective vesting dates, and will be settled in cash upon exercise by the employee. The SARs terminate on September 30, 2015 and must be exercised on or before that date. Subsequent to September 30, 2011, the Committee approved grants to certain officers and employees of approximately 1,000,000 cash-settled SARs, with terms similar to those described above. Mr. Benson received 319,214 of these SARs, Mr. Newman received 88,673 SARs, Mr. Hatfield received 47,899 SARs, and Mr. Gehrmann received 71,801 SARs.

 DIRECTOR COMPENSATION

        In 2011, we paid our non-employee directors an annual cash retainer and granted restricted stock units for our common stock under our 2010 Incentive Compensation Plan. We also pay members of the Board an additional cash retainer for any additional responsibilities associated with service on board committees, as described below. We reimburse directors for out-of-pocket expenses they incur when attending meetings of the Board. Salaried executives who serve as directors are not paid for their services as directors and accordingly, Kirk A. Benson is not included in the director compensation table below.

        The following table sets forth the compensation we paid our non-employee directors in 2011. Unless otherwise noted, the amounts shown represent what was earned in fiscal 2011.

DIRECTOR COMPENSATION TABLE—FISCAL 2011

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)		Total ($)
R Sam Christensen	70,000	80,000	(2)	150,000
William S. Dickinson	60,000	80,000	(3)	140,000
Blake O. Fisher, Jr.	75,000	80,000	(4)	155,000
E. J. "Jake" Garn	65,000	80,000	(5)	145,000
James A. Herickhoff	87,500	80,000	(6)	167,500
Malyn K. Malquist	67,500	80,000	(7)	147,500
Raymond J. Weller	50,000	80,000	(8)	130,000

(1)
In January 2011, 14,898 restricted stock units were granted to each of our non-employee directors. The stock units vest during calendar 2011. The grant date fair value of the restricted stock units is shown in the table above and was calculated in accordance with U.S. generally accepted accounting principles using a stock price of $5.37, the closing price of the common stock on the grant date. No other stock awards or options were granted to any non-employee director in fiscal 2011. Reference is made to Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year 2011 for a detailed description of the assumptions used in valuing stock-based awards.

(2)
As of September 30, 2011, Mr. Christensen had 38,035 restricted stock units, of which 34,309 were vested, and 72,000 options outstanding, all of which were vested.

(3)
As of September 30, 2011, Mr. Dickinson had 38,035 restricted stock units, of which 34,309 were vested, and 72,000 options outstanding, all of which were vested.

(4)
As of September 30, 2011, Mr. Fisher had 38,035 restricted stock units, of which 34,309 were vested, and 48,000 options outstanding, all of which were vested.

(5)
As of September 30, 2011, Mr. Garn had 38,035 restricted stock units, of which 34,309 were vested, and 84,000 options outstanding, all of which were vested.

(6)
As of September 30, 2011, Mr. Herickhoff had 38,035 restricted stock units, of which 34,309 were vested, and 84,000 options outstanding, all of which were vested.

(7)
As of September 30, 2011, Mr. Malquist had 38,035 restricted stock units, of which 34,309 were vested, and 72,000 options outstanding, all of which were vested.

(8)
As of September 30, 2011, Mr. Weller had 40,535 restricted stock units, of which 36,809 were vested, and 48,000 options outstanding, all of which were vested.

        All outside directors are entitled to base annual cash compensation of $50,000, which we pay quarterly. The following additional annual compensation is also paid, in quarterly installments: Vice Chair of the Board, $25,000; chairs of the audit and compensation committees, $20,000; other members of the audit and compensation committees, $10,000; chair of the nominating and corporate governance committee, $10,000; and other members of the nominating and corporate governance committee, $5,000.

Director Stock Ownership Policy

        The Board has adopted a stock ownership policy for directors, setting forth minimum ownership requirements for Company common stock. The purpose of the requirement is to ensure that directors have financial interests that are directly aligned with stockholders. The current stock ownership requirement is that directors have stock valued at four times their base annual cash compensation, or $200,000. For purposes of this requirement, stock held at the end of the fiscal year is valued using the price paid on acquisition date. For restricted stock units, the market price on date of grant is used. As of September 30, 2011, all directors were in compliance with the ownership requirement. As of September 30, 2011, the total number of shares owned by each director, including restricted stock units that have been granted, was as follows.

Name	Shares of Stock Owned
R Sam Christensen	58,035
William S. Dickinson	40,735
Blake O. Fisher, Jr.	42,035
E. J. "Jake" Garn	38,035
James A. Herickhoff	49,835
Malyn K. Malquist	54,035
Raymond J. Weller	156,491

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information as of December 30, 2011 regarding the beneficial ownership of our common stock, for:

  •
  each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our common stock;

  •
  each director;

  •
  each named executive; and

  •
  all directors and executive officers as a group.

        We relied on information received from each stockholder as to beneficial ownership, including information contained on Schedules 13D and 13G and Forms 3, 4 and 5. As of December 30, 2011 there were 61,025,429 shares of common stock outstanding. As of that date, there were options to purchase 1,503,024 shares of common stock, and there were 4,085,735 stock-settled SARs and 268,745 restricted stock units outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
5% Stockholders:
Matthew J. Fitzgerald, Attorney-in-Fact Blackrock, Inc.(3)	4,778,340		7.8%
40 East 52nd Street New York, NY 10022
Christopher Crossan, Global Chief Compliance Officer Dimensional Fund Advisors LP(4)	4,094,668		6.7%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Directors:
Kirk A. Benson	2,350,755	(5)	3.8%
Raymond J. Weller	204,491	(6)	*
R Sam Christensen	130,035	(7)	*
Malyn K. Malquist	126,035	(8)	*
E. J. "Jake" Garn	122,035	(9)	*
William S. Dickinson	112,735	(10)	*
James A. Herickhoff	97,835	(11)	*
Blake O. Fisher, Jr.	90,035	(12)	*
Grant E. Gustafson	0		0%
Executive Officers:
Harlan M. Hatfield	286,625	(13)	*
William H. Gehrmann, III	209,636	(14)	*
Steven G. Stewart	156,991	(15)	*
Donald P. Newman	83,033	(16)	*
John N. Lawless, III	0		0%
All directors and executive officers as a group (14 persons)	3,970,241	(17)	6.3%

*
Less than 1%

(1)
The address of each director and officer is c/o Headwaters Incorporated, 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095.

(2)
The persons named in this table have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from December 30, 2011, and the total outstanding shares used to calculate each beneficial owner's percentage includes such shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within 60 days of December 30, 2011.

(3)
Based on the statements on Schedule 13G filed with the SEC on February 4, 2011, Blackrock, Inc. has sole voting power over 4,778,340 shares and sole dispositive power over 4,778,340 shares.

(4)
Based on the statements on Schedule 13G filed with the SEC on February 11, 2011, Dimensional Fund Advisors LP has sole voting power over 3,930,926 shares and sole dispositive power over 4,094,668 shares.

(5)
Consists of 1,470,098 shares owned by Mr. Benson, options to purchase 311,000 shares held by Mr. Benson exercisable within 60 days of December 30, 2011 and 569,657 SARs exercisable within 60 days of December 30, 2011.

(6)
Consists of 115,956 shares owned by Mr. Weller, options to purchase 48,000 shares held by Mr. Weller exercisable within 60 days of December 30, 2011 and 40,535 restricted stock units that were fully vested on December 31, 2011 and which are obtainable upon termination.

(7)
Consists of 20,000 shares owned by a limited liability company, of which Mr. Christensen is the Managing Member and a Trustee of the majority owner and controlling member, and options to purchase 72,000 shares held by Mr. Christensen exercisable within 60 days of December 30, 2011 and 38,035 restricted stock units that were fully vested on December 31, 2011 and which are obtainable upon termination.

(8)
Consists of 16,000 shares owned by Mr. Malquist and options to purchase 72,000 shares held by Mr. Malquist exercisable within 60 days of December 30, 2011 and 38,035 restricted stock units that were fully vested on December 31, 2011 and which are obtainable upon termination.

(9)
Consists of options to purchase 84,000 shares held by Mr. Garn exercisable within 60 days of December 30, 2011 and 38,035 restricted stock units that were fully vested on December 31, 2011 and which are obtainable upon termination.

(10)
Consists of 2,700 shares owned by Mr. Dickinson and options to purchase 72,000 shares held by Mr. Dickinson exercisable within 60 days of December 30, 2011 and 38,035 restricted stock units that were fully vested on December 31, 2011 and which are obtainable upon termination.

(11)
Consists of 11,800 shares owned by Mr. Herickhoff and options to purchase 48,000 shares held by Mr. Herickhoff exercisable within 60 days of December 30, 2011 and 38,035 restricted stock units that were fully vested on December 31, 2011 and which are obtainable upon termination.

(12)
Consists of 4,000 shares owned by Mr. Fisher and options to purchase 48,000 shares held by Mr. Fisher exercisable within 60 days of December 30, 2011 and 38,035 restricted stock units that were fully vested on December 31, 2011 and which are obtainable upon termination.

(13)
Consists of 81,020 shares owned by Mr. Hatfield, options to purchase 61,338 shares held by Mr. Hatfield exercisable within 60 days of December 30, 2011 and 144,267 SARs exercisable within 60 days of December 30, 2011.

(14)
Consists of 53,685 shares owned by Mr. Gehrmann, options to purchase 52,683 shares held by Mr. Gehrmann exercisable within 60 days of December 30, 2011 and 103,268 SARs exercisable within 60 days of December 30, 2011.

(15)
Consists of 54,621 shares owned by Mr. Stewart, options to purchase 20,000 shares held by Mr. Stewart exercisable within 60 days of December 30, 2011 and 82,370 SARs exercisable within 60 days of December 30, 2011.

(16)
Consists of 70,700 shares owned by Mr. Newman and 12,333 SARs exercisable within 60 days of December 30, 2011.

(17)
Consists of 1,900,580 shares issued and outstanding, options to purchase 889,021 shares exercisable within 60 days of December 30, 2011, 911,895 SARs exercisable within 60 days of December 30, 2011 and 268,745 restricted stock units that were fully vested on December 31, 2011 and which are obtainable upon termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us with respect to fiscal 2011 and on representations that no other reports were required, we believe that during the 2011 fiscal year all applicable Section 16(a) filing requirements were met.

TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Transactions with Management and Others

        We maintain policies and procedures relating to the review, approval or ratification of transactions in which we and our subsidiaries are a participant and in which any of our directors, executive officers, major stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this proxy statement as related persons or related parties. Our Code of Ethics and Business Conduct, which is available on our website at www.headwaters.com, prohibits our employees, including our executive officers, from engaging in specified activities without prior approval. These activities typically relate to conflict of interest situations where an employee may have significant financial or business interests in another company competing with or doing business with us, or who stands to benefit in some way from such a relationship or activity.

        Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest. We also require that directors and executive officers notify our General Counsel of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible and we gather information regarding possible related party transactions throughout the year.

        Our Board of Directors has responsibility for reviewing and approving or ratifying related person transactions as defined under SEC regulations to the extent not delegated to another committee of the Board. In addition, the Board annually determines the independence of directors based on a review by the directors and the Nominating and Governance Committee as described under "Corporate Governance—Board Leadership Structure and Independence" above. The Compensation Committee reviews and approves compensation arrangements for the executive officers and directors.

        We believe that these policies and procedures collectively assure that all related person transactions requiring disclosure under SEC rules are appropriately reviewed and approved or ratified. Each of the transactions disclosed below has been reviewed and approved or ratified by our Board of Directors and we believe that the terms of each of these transactions are no less favorable to us than we could obtain from an unaffiliated party.

Transactions with Related Persons

        Insurance Benefits.    We purchase certain insurance benefits for our employees from various insurance companies where Wansutter Employee Benefits LLC acts as broker and Mr. Weller, a director, is a principal. Providers of insurance services to us paid Wansutter commissions totaling $182,000 in fiscal 2009, $163,000 in fiscal 2010 and $142,200 in fiscal 2011.

        Southwest Concrete Products (SCP).    SCP, one of our subsidiaries, obtains a majority of its transportation through Statewide Transportation Service L.P., a company for which two of the principals are related to Mr. Whisnant, an officer of SCP. Costs incurred were approximately $6,800,000 in fiscal 2009, $5,517,000 in fiscal 2010 and $5,425,000 in fiscal 2011.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our directors hold office until the end of their respective terms or until their successors have been duly elected and qualified. Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

        The Board of Directors is divided into three classes, currently comprised of three Class I directors whose terms will expire at the 2013 annual meeting; three Class II directors, whose terms will expire at the 2014 annual meeting; and three Class III directors, whose terms will expire at the 2012 annual meeting and who are standing for election at the annual meeting.

Nominees for Election as Directors

        At the time of the annual meeting, the Board will consist of nine members: Kirk A. Benson, R Sam Christensen, William S. Dickinson, Blake O. Fisher, Jr., E. J. "Jake" Garn, Grant E. Gustafson, James A. Herickhoff, Malyn K. Malquist and Raymond J. Weller. At the annual meeting, the stockholders will elect three Class III directors to serve until the 2015 annual meeting, or until their successors are duly elected and qualified.

        The Board proposes that the three individuals listed below as Class III nominees (each a current Class III director) be elected as Class III directors. The nominees have consented to serve if elected to the Board. In the event that one or more of the nominees is unable to serve as director at the time of the annual meeting (which is not expected), proxies with respect to which no contrary direction is made will be voted FOR such substitute nominee(s) as shall be designated by the Board to fill the vacancy or vacancies.

        The names of the Class III nominees, together with certain information about them, are set forth below:

Name	Age	Position with Headwaters	Director Since
Blake O. Fisher, Jr.	67	Director	2004
Grant E. Gustafson	49	Director	2012
James A. Herickhoff	69	Vice Chairman and Director	1997

        Blake O. Fisher, Jr. has served as a Director of Headwaters since November 2004. From May 2004 through 2008 Mr. Fisher was involved in management and financial consulting to the telecommunications and utility industries including providing consultation to the Rural Utilities Service's broadband program. From May 2004 until December 2004 he served as chief financial officer for Fiber Utilities of Iowa, an entity that provides operation and construction services to municipal utilities. In May 2002, Mr. Fisher retired from McLeod USA, a telecommunications provider. From February 1996 to May 2002, he held senior management positions with McLeod USA, initially as Chief Financial Officer, then President of the company's Western region and as Chief Development Officer. From 1991 until February 1996 Mr. Fisher was Chief Financial Officer of IES Industries, an energy holding company. Prior to that, Mr. Fisher spent 23 years in several management positions with Consumer Power Company, headquartered in Michigan. Mr. Fisher received B.S. and M.S. degrees in Industrial Engineering from the University of Michigan. Mr. Fisher became a director of inContact, Inc. in 2004 and currently serves as chairman of the Audit Committee and is also on the Governance and Compensation Committees of that company.

        Experience, Qualifications, Attributes, and Skills:    Mr. Fisher lends financial, management, and public company experience to the Headwaters Board. He has worked in the utilities industry, serving in senior leadership positions, including three stints as a chief financial officer. His leadership includes experience with public companies and in public debt and equity capital markets. Mr. Fisher's ongoing service as a director of inContact, Inc., including work on its audit, compensation, and governance committees provides Headwater's Board with insight into public company governance.

        Grant E. Gustafson has served as a Director of Headwaters since January 2012. Mr. Gustafson presently serves as a Senior Adviser in the private equity sector with a focus on industrial products and distribution. Prior to this, from 2006 to 2011, he worked with James Hardie Building Products, the world's leading maker of fiber cement siding and interior products. There he was most recently Vice President and General Manager of the International business (i.e., operations outside North America). He joined James Hardie in early 2006 to lead the North America Interiors business as well as oversee Business Development. Over time his responsibilities included North America Marketing, HR and IT as well as Europe. In early 2009, he was appointed head of James Hardie's Asia Pacific operations, spanning primarily Australia, the Philippines and New Zealand, in addition to Europe. Before joining James Hardie, Mr. Gustafson held senior management positions in the commercial building products sector, including serving as Vice President of Marketing and National Accounts for American Buildings (Nucor) and Director of Marketing with Varco-Pruden (Bluescope). American Buildings and Varco-Pruden are both leading North American suppliers of pre-engineered metal buildings and roofing products. In addition, Mr. Gustafson has held various consulting and consulting management positions, including serving as Managing Director of Arthur D. Little Southeast Asia and Greater China and as a consultant with Bain & Company in the U.S. Beyond the U.S., Mr. Gustafson has lived in both Sydney, Australia and Singapore. Mr. Gustafson earned a Bachelor of Arts degree from the University of California, Santa Barbara in 1984 and an MBA from the University of Chicago in 1986.

        Experience, Qualifications, Attributes, and Skills:    Mr. Gustafson brings extensive U.S. and international building products experience spanning the residential and commercial construction markets. His sales and marketing, business development and general management background combined with management consulting experience provides him the ability to help the Company target, evaluate and implement new business and product opportunities as well as improve its existing operations.

        James A. Herickhoff has served as a Director of Headwaters since August 1997 and was elected Vice Chairman in April 1999. Mr. Herickhoff is the Chief Executive Officer, President and a Principal of American Talc Company, the second largest producer of talc products in the United States. Mr. Herickhoff has served as an officer of this company or its predecessor since 2000. From 1987 to 1994, he served as President of Atlantic Richfield Company's (ARCO's) Thunder Basin Coal Company. Mr. Herickhoff has over 30 years of experience in the coal and mining industries and extensive experience in strategic positioning of these companies for long-term growth and competitiveness. Mr. Herickhoff led the growth of the Black Thunder and Coal Creek coal mines from 19 million to approximately 40 million tons per year of production. Mr. Herickhoff previously served as President of Mountain Coal Company, managing all of ARCO's underground mining and preparation plants. Mr. Herickhoff is the past President of the Wyoming Mining Association and a former Board member of the Colorado and Utah Mining Associations. Mr. Herickhoff received a Bachelor degree in 1964 from St. John's University, a Master of Science degree in 1966 from St. Cloud State University and attended the Kellogg Executive Management Institute at Northwestern University in 1986.

        Experience, Qualifications, Attributes, and Skills:    Mr. Herickhoff's leadership experience enables him to provide our Board with guidance and insight regarding Headwaters' strategies, opportunities, and risks. Mr. Herickhoff has managed large operations in basic materials industries. For seven years he was President of ARCO's coal mines and is currently CEO of American Talc Company. His experience with American Talc Company provides Mr. Herickhoff with direct experience in the building products industry and insight into construction markets served by Headwaters. At both American Talc and ARCO, he developed and implemented strategies resulting in significant growth. He is a frequent contributor to Board discussions of operational efficiencies, product competitiveness, and regulatory compliance. Mr. Herickhoff has more than a decade of experience as an independent director giving him extensive knowledge about the Company and making him well suited to serve as the Vice Chairman of the Board.

Directors Not Standing for Election

        The names of the directors who are not standing for election at the annual meeting are R Sam Christensen, William S. Dickinson and Malyn K. Malquist, Class I directors whose terms expire in 2013, and Kirk A. Benson, E. J. "Jake" Garn, and Raymond J. Weller, Class II directors whose terms expire in 2014. Information about these directors is set forth below.

Class I directors:

Name	Age	Position with Headwaters	Director Since
R Sam Christensen	63	Director	2003
William S. Dickinson	77	Director	2003
Malyn K. Malquist	59	Director	2003

        R Sam Christensen has served as a Director of Headwaters since January 2003. Since 1996, Mr. Christensen has spent the majority of his time managing BBV, LLC and Black Bear Ventures, LLC, both of which are private investment firms, and evaluating new business opportunities. Prior to 1996, Mr. Christensen was Chairman and majority owner of Richmond Holdings, Inc., a privately-held corporation engaged in developing, designing, manufacturing and selling flexible packaging materials and static control devices worldwide to the electronics and pharmaceutical industries. Richmond Holdings, Inc. was subsequently sold to a publicly-traded firm in 1996. Mr. Christensen began his career as an auditor with the firm of Touche Ross & Co. where, he spent nearly ten years. His final assignment, before resigning, was managing their Salt Lake City office and its audit and tax practice. Mr. Christensen earned a B.S. degree in Accounting from Brigham Young University in 1972.

        Experience, Qualifications, Attributes, and Skills:    Mr. Christensen brings executive, financial, and operational experience to the Headwaters Board and its Audit Committee. Mr. Christensen's accounting education, audit practice with Touche Ross & Co., and executive and financial business leadership experience allow him to help the Board understand the Company's financial results and supervise the relationship with the Company's independent auditors as Chairman of the Audit Committee. Mr. Christensen's experience in evaluating business opportunities and in directing investments, acquisitions, and divestitures help provide the Board with resources to assess new products and businesses as Headwaters implements its growth strategy.

        William S. Dickinson has served as a Director of Headwaters since January 2003. From 1972 to 1994, Mr. Dickinson worked for Arco Products Co. and Arco Technology and Engineering, most recently as Vice President of Engineering and Technology (from 1988 to 1994), at which time he retired and has been involved in various projects as a consultant. In his most recent position with Arco, Mr. Dickinson was responsible for engineering and process development for the Arco refineries. In prior years, he was responsible for, among other things, the sale of all natural gas produced by Arco, the engineering and construction of all new oil production facilities in Alaska and the lower 48 states, and managed annual budgets in the range of $100 million to $300 million. Mr. Dickinson graduated from Yale University in 1956 with a B.S. in Chemical Engineering.

        Experience, Qualifications, Attributes, and Skills:    Mr. Dickinson brings an engineering and operations background to the Board. Mr. Dickinson's employment with Arco gave him knowledge about technology innovation, process development, engineering, construction, and commercialization, including commodity sales. He has experience with developing and managing large and complex capital projects. Mr. Dickinson understands technology, operations, and market risk.

        Malyn K. Malquist has served as a Director of Headwaters since January 2003. Mr. Malquist worked for Avista Corp., an energy utility in the Pacific Northwest, from September 2002 through March 2009, and served as the Chief Financial Officer for almost six years. Mr. Malquist continues to provide consulting services for Avista Corp. Mr. Malquist has 30 years of experience in the utility industry, many of which were in financial leadership positions. Mr. Malquist worked for the Truckee Meadows Water Authority from February 2001 until September 2002, serving as its General Manager. Mr. Malquist was CEO of Data Engines, a high tech start-up company from May 2000 through October 2000. Mr. Malquist was employed by Sierra Pacific Resources from 1994 through April 2000, initially as its Chief Financial Officer, and later as President, CEO and board member. Mr. Malquist worked for San Diego Gas and Electric from 1978 through 1994 in a variety of financial positions, including Vice President-Finance and Treasurer. Mr. Malquist became a director of TC Pipelines LP in 2011 and currently serves as chairman of the Audit Committee of that company. Mr. Malquist received BA and MBA degrees from Brigham Young University.

        Experience, Qualifications, Attributes, and Skills:    Mr. Malquist has extensive experience serving in financial and other executive leadership positions of public companies, including two positions as a chief financial officer. Mr. Malquist also brings knowledge to the Board of utility electric power generation, an important industry to Headwaters' business. Mr. Malquist understands and has participated in public debt and equity capital markets over his career and helps our Board assess capital needs and strategy.

Class II directors:

Name	Age	Position with Headwaters	Director Since
Kirk A. Benson	61	Chairman and Chief Executive Officer	1999
E. J. "Jake" Garn	79	Director	2002
Raymond J. Weller	66	Director	1991

        Kirk A. Benson has served as a Director of Headwaters since January 1999 and as Chairman and CEO since April 1999. Mr. Benson was Senior Vice President of Foundation Health Systems, Inc., one of the nation's largest publicly traded managed healthcare companies. Mr. Benson was with Foundation Health Systems and its predecessors for approximately ten years, holding various positions including president and chief operating officer for commercial operations, general counsel, and senior vice president for development with responsibility for merger and acquisition activity. He also holds a Master of Laws in Taxation from the University of Denver, and a Master of Accountancy and Juris Doctorate from Brigham Young University.

        Experience, Qualifications, Attributes, and Skills:    Mr. Benson's long tenure as CEO of Headwaters has provided him with detailed knowledge of the Company. He has overseen its growth and transformation from a $5 million alternative energy company to a $600 million construction products business. He has insightful relationships with all the senior managers at Headwaters, as well as other stakeholders of Headwaters, including institutional investors. These leadership experiences allow Mr. Benson to communicate relevant information about Headwaters to the Board efficiently and effectively. He has extensive operational experience that provides the Board with timely and valuable insights into Company financial reports, opportunities, and risks. Mr. Benson's broad education and experience in business, tax, accounting, and law allow him to contribute to a wide variety of Board processes and decisions.

        E. J. "Jake" Garn has served as a Director of Headwaters since January 2002. Mr. Garn is a former United States Senator from the state of Utah. From 1993 to 1999, Mr. Garn served as Vice Chairman of Huntsman Corporation, a large Utah-based chemical company. From 1993 until December 2006, Mr. Garn served as a director of Morgan Stanley Funds and at the present time serves as a director of the following entities: United Space Alliance, Franklin Covey, NuSkin International, BMW Bank of NA and Escrow Bank, USA. Mr. Garn had a long and distinguished career in national politics. Mr. Garn entered politics in 1967 when he was elected to the Salt Lake City (Utah) Commission. He was elected mayor of Salt Lake City in 1971 and to the United States Senate in 1974. He served as chairman of the Senate Banking, Housing and Urban Affairs Committee and as a member of the Senate Appropriations Committee. Senator Garn was re-elected to the Senate in 1980 and again in 1986, retiring in 1992.

        Experience, Qualifications, Attributes, and Skills:    Mr. Garn has broad experience as a director of public companies and in legislative, regulatory, and policy processes. Mr. Garn has served on boards of several public companies, including experience with banking and financial institutions, which complements his service as chairman of the United States Senate Banking, Housing, and Urban Affairs Committee. Mr. Garn regularly reviews corporate strategies and contributes his public policy and finance knowledge to the deliberative process of Headwaters' Board of Directors.

        Raymond J. Weller has served as a Director of Headwaters since July 1991 and served as Chairman of the Board from January 1997 through July 1998. Since 1991, Mr. Weller has been President of WanSutter Employee Benefits LLC, a Utah-based insurance brokerage firm. From 1985 to 1991, Mr. Weller was an agent with the insurance brokerage of Galbraith, Benson, and McKay.

        Experience, Qualifications, Attributes, and Skills:    Mr. Weller has 20 years' experience as a director for Headwaters and has participated in every major Board decision over that period of time. His longevity on the Board provides historical context to decisions and contributes to the effectiveness of the Board's overview of management, particularly in periods of management change. Mr. Weller's competence in compensation matters, specifically in employer medical plans has provided Headwaters with valuable insight into the design and implementation of benefit plans that have saved the Company millions of dollars, while insuring excellent care for our employees. He is well positioned to contribute to the Board's view of long term stockholder value and is a frequent challenger of management assumptions.

        Your Board of Directors unanimously recommends a vote FOR the election of Messrs. Fisher, Gustafson, and Herickhoff.

 PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee and the Board have appointed BDO USA, LLP, certified public accountants, as auditors to examine the financial statements of Headwaters for fiscal 2012 and to perform other appropriate accounting services and are requesting ratification of such appointment by the stockholders.

Audit and Non-Audit Fees

        The following table summarizes the fees paid or payable to BDO USA, LLP for services rendered for the fiscal years ended September 30, 2010 and 2011. Audit fees include the cost of our annual audit and audits of our subsidiaries, including the independent auditors' assessment of internal control over financial reporting, plus the costs of quarterly reviews, SEC filings requiring the consent of our independent auditors, and comfort letters provided to underwriters.

        Tax fees in 2010 and 2011 consisted primarily of compliance tax filings and consultations regarding that compliance work. The Audit Committee approved 100% of the fees for both 2010 and 2011.

	Fees Paid for Fiscal Year 2010	Fees Paid for Fiscal Year 2011
Audit fees	$819,579	$837,199
Audit-related fees	0	0
Tax fees	617,996	515,230
All other fees	0	0

Total	$1,437,575	$1,352,429

        The Audit Committee is informed of and approves all services BDO provides. The Audit Committee pre-approves the annual audit fee, tax services, and non-routine SEC filing reviews, as well as the fees for all large projects that are expected to cost more than $50,000. In addition, it has pre-approved $100,000 for routine accounting consultations related to items such as new accounting pronouncements, routine SEC filings requiring consents, and routine tax consultations. Upon performance of such services, the Audit Committee is informed of and approves the matters to which such consultations relate. Upon approval by the Audit Committee of these matters, the amount invoiced for the services performed is added back to the pre-approved $100,000 limit.

        The affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the annual meeting and entitled to vote is required. If stockholders do not ratify the appointment of BDO, the adverse vote will be considered a directive to the Audit Committee and the Board to select other auditors for the next fiscal year. A BDO representative is expected to attend the annual meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        Your Board of Directors unanimously recommends a vote FOR ratification of BDO USA, LLP as Headwaters' independent auditors.

 PROPOSAL NO. 3—APPROVAL OF 2012 EXECUTIVE MASTER BONUS PLAN

        In December 2011, our Board of Directors unanimously approved a new short-term bonus plan (2012 Executive Master Bonus Plan), subject to approval by our stockholders. Stockholder approval of the 2012 Executive Master Bonus Plan will allow bonuses paid under it to "covered employees" to qualify as deductible "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code for performance periods beginning in fiscal year 2013.

        If approved by our stockholders, the 2012 Executive Master Bonus Plan will replace our current Short-Term Incentive Bonus Plan which was approved by our stockholders in February 2008. See "Compensation Discussion and Analysis—Annual Bonus" for a description of our Short-Term Incentive Bonus Plan.

        The following description of the 2012 Executive Master Bonus Plan is a summary only. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2012 Executive Master Bonus Plan, a copy of which can be found in Appendix A at the end of this proxy statement. Stockholders are urged to read the 2012 Executive Master Bonus Plan in its entirety before casting their votes.

Description of 2012 Executive Master Bonus Plan

        General.    The purpose of the 2012 Executive Master Bonus Plan is to motivate eligible employees to achieve goals relating to the performance of Headwaters or one of our business divisions, and to reward them when those goals are satisfied, thereby increasing stockholder value and the success of Headwaters. If certain requirements are satisfied, bonuses awarded under the 2012 Executive Master Bonus Plan to "covered employees" will qualify as deductible "performance-based compensation" within the meaning of section 162(m) of the tax code.

        Eligibility.    Participants in the 2012 Executive Master Bonus Plan are members of senior management of Headwaters who are selected solely at the discretion of our Compensation Committee. Generally, selected participants are employees who are or are likely to become "covered employees" by the terms of section 162(m) of the tax code. No person is automatically entitled to participate in the 2012 Executive Master Bonus Plan in any plan year.

        The 2012 Executive Master Bonus Plan is intended to permit payment of bonuses that may qualify as "performance-based compensation" within the meaning of section 162(m) of the tax code for performance periods starting on or after the beginning of our fiscal year 2013. If the 2012 Executive Master Bonus Plan is not approved by stockholders, no awards will be granted under the plan. The Compensation Committee retains the authority to pay discretionary bonuses or other types of compensation outside of the 2012 Executive Master Bonus Plan, but those bonuses may not qualify as deductible "performance-based compensation" within the meaning of section 162(m) of the tax code.

        Administration.    The 2012 Executive Master Bonus Plan will generally be administered by the Compensation Committee, which consists of at least two directors, each of whom is both a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" for purposes of section 162(m) of the tax code. The Compensation Committee will be responsible for the general administration and interpretation of the 2012 Executive Master Bonus Plan and for carrying out its provisions. The Compensation Committee has the authority to select persons to receive awards from among the eligible employees and set the terms and conditions of each award consistent with the terms of the 2012 Executive Master Bonus Plan. The Compensation Committee may establish rules and policies for administration of the 2012 Executive Master Bonus Plan and adopt one or more forms of agreement to evidence awards made under the 2012 Executive Master Bonus Plan. The Compensation Committee interprets the 2012 Executive Master Bonus Plan and any agreement used under the 2012 Executive Master Bonus Plan, and all determinations of the Compensation Committee that are not inconsistent with the 2012 Executive Master Bonus Plan will be final and binding on all persons.

        Determination of Awards.    Under the 2012 Executive Master Bonus Plan, participants will be eligible to receive cash awards based upon the attainment and certification of certain performance goals established by the Compensation Committee for the applicable performance period. The performance goals that may be selected by the Compensation Committee include one or more of the following:

  •
  revenue (including growth on product-specific revenue)

  •
  earnings before interest and taxes (EBIT)

  •
  earnings before interest, taxes, and depreciation (EBITD)

  •
  earnings before interest, taxes, depreciation, and amortization (including equity-based compensation), or EBITDA

  •
  profit/loss and margin percentage (including operating income after taxes, income from continuing operations, operating income, EBIT, EBITDA, contribution margin, gross margin, operating margin, and net profit margin)

  •
  fixed payments coverage ratio

  •
  cash proceeds from sale of assets

  •
  return on assets, investment or capital employed

  •
  expenses (including sales, general, and administrative expense (SG&A) and interest)

  •
  SG&A as percent of revenue

  •
  cost reduction goals

  •
  current ratio (current assets to current liabilities)

  •
  asset turnover (including total assets and inventory)

  •
  economic value added

  •
  market share

  •
  cash flows (including free cash flow, cash flows from operating activities, and cash flow per share)

  •
  improvement in or attainment of working capital levels (including net working capital, day sales outstanding, and days payable outstanding)

  •
  debt levels

  •
  leverage ratios (including debt to EBITDA and debt to equity)

  •
  capital expenditures

  •
  workforce diversity

  •
  customer satisfaction

  •
  implementation or completion of projects or processes

  •
  change in market stock price

  •
  total return on shares of stock or total stockholder return, and

  •
  stockholders' equity (including net stockholder equity).

        The performance goals may be based on

  •
  absolute target values

  •
  growth, maintenance or limiting losses, as compared to a prior period

  •
  continuing operations, or

  •
  values relative to peers or indices.

        In each case, in one or more goal categories, the performance goals may be measured on a company-wide basis or with respect to one or more divisions, and may differ for each participant.

        Our Compensation Committee may provide that attainment of a performance goal will be measured by adjusting the evaluation of performance in accordance with U.S. generally accepted accounting principles, or GAAP, as follows:

  •
  to include or exclude restructuring or other nonrecurring charges

  •
  to include or exclude exchange rate effects, as applicable, for performance goals that are not denominated in U.S. dollars

  •
  to include or exclude the effects of changes to GAAP required by the Financial Accounting Standards Board

  •
  to include or exclude the effects of any statutory adjustments to corporate tax rates

  •
  to include or exclude the effects of any "extraordinary items" as determined under GAAP

  •
  to include or exclude the effect of payment of the bonuses under the 2012 Executive Master Bonus Plan and any of our other bonus plans

  •
  to include or exclude the effect of stock based compensation or deferred compensation

  •
  to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item

  •
  to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development

  •
  to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions

  •
  to include or exclude the effects of divestitures, acquisitions or joint ventures

  •
  to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under GAAP

  •
  to assume that any business we divest achieved performance objectives at targeted levels during the balance of a performance period following such divestiture

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  to include or exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change or any distributions to common stockholders other than regular cash dividends

  •
  to reflect a corporate transaction, such as a merger, consolidation, separation or reorganization

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  to reflect any partial or complete corporate liquidation

  •
  to reflect shippable backlog

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  to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology

  •
  to include or exclude transaction-related fees and costs

  •
  to include or exclude litigation accruals or settlement costs

  •
  to include or exclude unusual tax adjustments

  •
  to include or exclude asset impairments or write-downs

  •
  to include or exclude gains or losses on the sale of investments or other assets, and

  •
  to include or exclude workforce reductions and related severance costs.

        Our Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the 2012 Executive Master Bonus Plan.

        Payment of Awards.    All awards will be paid in cash as soon as is practicable following their determination, but in no event later than March 15 of the year after the end of the applicable performance period, unless the Compensation Committee chooses to defer the payment of awards, as it determines, in its discretion, may be necessary or desirable to preserve the deductibility of such awards under section 162(m) of the tax code. In addition, the Compensation Committee, in its sole discretion, may permit a participant to defer receipt of the payment of cash that would otherwise be delivered to a participant under the 2012 Executive Master Bonus Plan, subject to the rules and procedures determined by the Compensation Committee.

        Maximum Award.    The amounts that will be paid pursuant to the 2012 Executive Master Bonus Plan are not currently determinable. The maximum bonus payment that any participant may receive under the 2012 Executive Master Bonus Plan for any performance period is $5,000,000 multiplied by the number of our complete fiscal years contained within the performance period.

        Term of the 2012 Executive Master Bonus Plan.    The 2012 Executive Master Bonus Plan continues until the earlier of (1) the date on which the Committee terminates the plan and (2) the last day of the fiscal year ending in 2017, unless it is approved again by our stockholders before then.

        Amendment and Termination.    The Compensation Committee may amend, modify, suspend or terminate the 2012 Executive Master Bonus Plan, in whole or in part, at any time and in any respect, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or to reconcile any inconsistency in the 2012 Executive Master Bonus Plan or in any award granted thereunder. Any such amendment, modification, suspension or termination may be made without the consent of any affected participant. However, in no event may any such amendment, modification, suspension or termination result in an increase in the amount of compensation payable pursuant to any award under the 2012 Executive Master Bonus Plan or cause compensation that is, or may become, payable under the 2012 Executive Master Bonus Plan to "covered employees" to fail to qualify as deductible "performance-based compensation" within the meaning of section 162(m) of the tax code.

Summary of Federal Income Tax Consequences

        Under present federal income tax law, participants will generally recognize ordinary income equal to the amount of the award received in the year they receive it. That income will be subject to applicable income and employment tax withholding by Headwaters. If, and to the extent that, the 2012 Executive Master Bonus Plan payments satisfy the requirements of section 162(m) of the tax code and otherwise satisfy the requirements for deductibility under federal income tax law, Headwaters will receive a deduction for the amount constituting ordinary income to the participant.

New Plan Benefits

        We cannot determine at this time the actual awards that will be paid under the 2012 Executive Master Bonus Plan, as awards will depend upon the individuals selected for participation in any given year, the bonus amounts that may be earned by them as determined by the Compensation Committee in any given year and our actual performance.

Stockholder Approval

        The affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the 2012 Executive Master Bonus Plan.

        Your Board of Directors unanimously recommends voting FOR approval of the 2012 Executive Master Bonus Plan.

 PROPOSAL NO. 4—APPROVAL OF 2,700,000 INCREASE IN NUMBER OF SHARES AVAILABLE
FOR ISSUANCE UNDER THE 2010 INCENTIVE COMPENSATION PLAN

        We currently grant stock-based awards only under our 2010 Incentive Compensation Plan (2010 ICP) which was approved by stockholders in February 2010. In December 2011, the Board of Directors unanimously approved, subject to stockholder approval, an increase of 2,700,000 in the number of shares available for issuance under the 2010 ICP, from 2,500,000 shares to 5,200,000 shares, and the Board recommends stockholder approval of this increase. The 2,700,000 shares represent approximately 4.4% of our 61,025,429 total outstanding shares as of December 30, 2011, the record date.

        As of December 30, 2011, approximately 1,870,000 of the original 2,500,000 shares available for awards under the 2010 ICP have been granted, leaving approximately 630,000 of the shares originally issuable under the plan available for awards to be granted in future periods. The Board continues to believe that share availability for stock-based awards under the 2010 ICP is an important tool that enables the Company the opportunity to attract, retain and motivate employees, officers and directors, thereby assisting in the creation of stockholder value.

        To facilitate approval of the proposed increase in shares available for issuance under the 2010 ICP, we commit that with respect to the number of awards granted (whether under the 2010 ICP or other stockholder-approved and non-stockholder-approved plans) over the next three fiscal years, we will maintain an average annual burn rate (awards granted divided by shares outstanding) that does not exceed 3.08%. To calculate the equity burn rate percentage, the sum of the total number of shares represented by stock options and SARs granted in a fiscal year, plus 1.5 times the total number of shares of restricted stock or other stock awards granted in the year, are divided by the weighted average number of shares outstanding during the respective year.

        The following description of the 2010 ICP (which includes provisionally the 2,700,000 share increase approved by the Board, but not yet approved by stockholders) is a summary only. A copy of the 2010 ICP as it currently exists (without the 2,700,000 share increase) is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. Alternatively, a copy of the 2010 ICP is available without charge upon stockholder request to Sharon A. Madden, Vice President of Investor Relations, Headwaters Incorporated, 10653 South River Front Parkway, Suite 300, South Jordan, UT 84095.

Description of 2010 ICP

        Purpose of the 2010 ICP.    The purpose of the 2010 ICP is to promote the success of Headwaters Incorporated and its subsidiaries by providing financial incentive for employees, officers, consultants and directors to strive for long-term creation of stockholder value. The 2010 ICP provides long-term incentives to managers of Headwaters and its subsidiaries and affiliates who are able to contribute towards the creation of or have created stockholder value by providing them stock appreciation rights, restricted stock, stock options and other stock and cash incentives. Key strategic objectives in our compensation program are to closely align management's interests with the long-term interests of our stockholders, and to encourage managers to behave like owners of the business by rewarding them when stockholder value is created. We believe that by allowing Headwaters to offer long-term performance-based compensation through the 2010 ICP, Headwaters will continue to be able to attract, motivate, and retain experienced and highly qualified employees, officers, consultants and directors who will contribute to Headwaters' financial success.

        Term of the Plan.    No awards under the 2010 ICP may be made on or after December 2019, the tenth anniversary of the adoption of the 2010 ICP.

        Authorized Shares.    The total number of shares of Common Stock available for delivery pursuant to awards under the 2010 ICP over its entire term will be 5,200,000 (subject to the adjustment provisions discussed below), which represents approximately 8.5% of Headwaters' common shares currently outstanding, plus shares subject to outstanding awards under our existing incentive plans as of the effective date that are forfeited or terminated before being exercised.

        Administration.    The 2010 ICP is administered by the Compensation Committee which is appointed by the Board and which consists of at least two members of the Board who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), and the regulations and interpretations promulgated thereunder. The Compensation Committee has the sole discretion and authority to administer and interpret the 2010 ICP.

        Participation.    Employees and consultants of Headwaters and its subsidiaries and affiliates and members of the Board of Directors of Headwaters are eligible to participate in the 2010 ICP. Participants in the 2010 ICP are selected based on their roles and responsibilities in the performance of Headwaters and are subject to the approval of the Compensation Committee.

        Types of Awards.    The 2010 ICP authorizes the grant of several types of awards, including incentive stock options (ISOs), non-qualified stock options (NSOs), stock appreciation rights (SARs), restricted stock and restricted stock unit awards, performance stock and performance unit awards, unrestricted stock awards, cash awards, and other performance awards.

        Vesting of 2010 ICP Awards.    The Compensation Committee has the discretion to establish minimum vesting requirements that must be followed for awards under the 2010 ICP. In addition, the Compensation Committee has discretion to accelerate the vesting of the 2010 ICP awards in the event of a Change in Control of Headwaters (as defined in the 2010 ICP).

        Annual Limit on Total Grants of Restricted Stock, Restricted Stock Units and Performance Stock.    The Restricted Stock, Restricted Stock Units and Performance Shares granted under the 2010 ICP in any one calendar year shall not relate to more than 300,000 shares of Common Stock in the aggregate, provided, that any portion of such 300,000 share limit not reserved for grants of Restricted Stock, Restricted Stock Units or Performance Shares made in any calendar year beginning in 2010, shall be added to the 300,000 share limit for subsequent calendar years.

        Maximum Award.    No Participant may receive in any calendar year: (i) stock options relating to more than 500,000 shares; (ii) restricted stock or restricted stock units that are subject to the attainment of performance goals (as described below) relating to more than 500,000 shares; (iii) SARs relating to more than 500,000 shares; or (iv) performance shares relating to more than 500,000 shares. The maximum cash payment that may be made to a single Participant under a single Performance Unit or other cash award in any calendar year shall not exceed $20,000,000.

Stock Options

        ISOs and NSOs.    ISOs and NSOs are both stock options allowing the recipient to purchase a fixed number of shares of our Common Stock for a fixed price. Under the 2010 ICP, the exercise price of any option must be not less than the fair market value, as defined in the 2010 ICP, of our Common Stock on the grant date. The 2010 ICP permits the Compensation Committee to include various terms in the options in order to enhance the linkage between stockholder and management interests. The 2010 ICP provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by our Compensation Committee in the grant of the option.

        Fair Market Value.    For purposes of the 2010 ICP, the fair market value of our common stock will mean the closing sale price of our common stock at four o'clock p.m. (Eastern Time), on the principal United States national stock exchange on which the common stock of the Company is traded, as determined by the Committee, or, if the common stock shall not have been traded on such date, the closing sale price on such stock exchange on the first day prior thereto on which the common stock was so traded, or, if the common stock is not traded on a United States national stock exchange, such other amount as may be determined by the Compensation Committee by any fair and reasonable means. The fair market value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

        Stock Appreciation Rights.    SARs constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of Headwaters' Common Stock on the exercise date. The exercise price of a SAR must be no less than the fair market value of our Common Stock on the grant date. SARs may be granted alone or in tandem with options. SARs granted in tandem with options must have an exercise price equal to the exercise price per share of the related options. The exercise of all or a portion of a SAR granted with a related option results in the forfeiture of all or a corresponding portion of the related option, and vice versa.

        No Discounted Stock Options.    The 2010 ICP prohibits the grant of a stock option with an exercise price less than the fair market value of our stock on the date of grant.

        No Repricing.    The 2010 ICP prohibits the cancellation of any outstanding stock option for the purpose of reissuing the option to the Participant at a lower exercise price or any reduction in the option price of an outstanding option without stockholder approval.

        Transferability of Options.    The 2010 ICP does not permit the transfer of stock options under the 2010 ICP.

Restricted Stock and Restricted Stock Units

        Restricted stock consists of shares which are transferred or sold by Headwaters to a Participant, but which may be subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. Restricted stock units are the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Compensation Committee which include substantial risk of forfeiture and restrictions on their sale or other transfer by the Participant. The Compensation Committee determines the eligible Participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with Headwaters and its subsidiaries or affiliates, the passage of time or other restrictions or conditions. Generally, the restricted stock and restricted stock units that are currently outstanding vest over three years after the date of grant.

Performance Based Awards

        Performance Stock.    A Participant who is granted performance stock has the right to receive shares or cash or a combination of shares and cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant and upon the attainment of performance goals specified by the Compensation Committee. The award of performance stock to a Participant will not create any rights in such Participant as a stockholder of Headwaters until the issuance of Common Stock with respect to an award.

        Performance Units.    A Participant who is granted performance units has the right to receive a payment in cash upon the attainment of performance goals specified by the Compensation Committee. The Compensation Committee may substitute actual shares of Common Stock for the cash payment otherwise required to be made pursuant to a performance unit award.

        Qualified Performance Based Awards.    Section 162(m) of the Code generally places a $1,000,000 annual limit on a company's tax deduction for compensation paid to a covered employee. A covered employee is an employee who is, on the last day of the company's taxable year in which the deduction would otherwise be claimed, the company's chief executive officer or one of the three highest paid officers for that taxable year (other than the chief executive officer or the chief financial officer) named in its Summary Compensation Table. This limit does not apply to compensation that satisfies the applicable requirements for a performance-based compensation exception, one of which is that stockholders approve the material terms of the performance-based compensation. The 2010 ICP incorporates the requirements for the performance-based compensation exception applicable to options and SARs, so that all such awards are intended to qualify for the exception. In addition, our Compensation Committee may grant other awards designed to qualify for this exception. These awards are referred to as qualified performance-based awards.

        These qualified performance-based awards must be made subject to the achievement of objective performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price (and changes in the price) of Headwaters Common Stock; return on net assets, equity or stockholders' equity; market share; or total return to stockholders.

        The Committee shall have the discretion to adjust performance criteria to include or exclude: (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases. In all other respects, the performance criteria to be applied under the 2010 ICP shall be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report. Any performance criteria may be used to measure the performance of Headwaters as a whole or any business unit of Headwaters and may be measured relative to a peer group or index. The Compensation Committee may impose other conditions, such as continued employment, for qualified performance-based awards to be earned, vested or payable. The Compensation Committee also has the authority to reduce but not increase the payouts on performance based awards or limit (but not waive) the actual performance-based vesting of such awards in its sole discretion.

Other Awards

        Stock Awards.    The Compensation Committee may award shares of Common Stock to Participants without payment therefore, as additional compensation for service to Headwaters or a subsidiary. Stock awards may be subject to other terms and conditions, which may vary from time to time and among Participants, as the Compensation Committee determines to be appropriate.

        Cash Awards.    In addition to the various types of equity-based awards described above, the 2010 ICP permits our Compensation Committee to grant cash awards, subject to such terms and conditions, if any, as it determines, such as requiring continued employment or continued service or performance conditions.

General Plan Provisions

        Adjustment Provisions.    If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares available for awards, the maximum number of shares which may be subject to an award or all awards in any calendar year and the number of shares subject to outstanding awards, and the price of each of the foregoing, as applicable, will be equitably adjusted by the Compensation Committee in its discretion. In the event of any merger, consolidation, or reorganization of Headwaters with or into another corporation which results in Headwaters' outstanding Common Stock being converted into or exchanged for different securities, cash, or other property, the Company has authority to substitute, as determined in the discretion of the Compensation Committee, for each share of Common Stock subject to an Award, the number and kind of shares of stock, other securities, cash, or other property to which holders of Common Stock of Headwaters are entitled pursuant to the transaction. Alternatively, the Company may provide for the assumption of outstanding awards by the acquiring or surviving corporation, the termination of outstanding awards that are not exercised before the closing, the cancellation of outstanding awards in exchange for a payment of their intrinsic value in cash or cash equivalents, or some combination of these alternatives.

        Substitution and Assumption of Awards.    Without affecting the number of shares reserved or available under the 2010 ICP, either the Board or the Compensation Committee may authorize the issuance of Awards in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of Headwaters or any subsidiary as the result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as it deems appropriate.

        Share Counting Rules.    If an award granted under the 2010 ICP expires or is terminated, surrendered or canceled without having been fully exercised, or is forfeited or settled without the issuance of all of the shares subject thereto, the forfeited or unissued shares covered by such awards will again be available for use under the 2010 ICP. Shares subject to an award may not again be made available for issuance under 2010 ICP if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares delivered to or withheld by Headwaters to pay the exercise price of an option, (iii) shares delivered to or withheld by Headwaters to satisfy tax withholding obligations in connection with an award, or (iv) shares repurchased on the open market by Headwaters with the proceeds of an award. Restricted Stock, Restricted Stock Units, Performance Shares, and other full value awards will reduce the authorized 2010 ICP shares by 1.5 shares for each share subject to an award.

        Change of Control.    The 2010 ICP provides that in the event of a Change in Control then, except as otherwise provided in an award agreement under the 2010 ICP:

  •
  The Compensation Committee, in its sole discretion, may (but shall not be required to) make all outstanding Stock Options and SARs fully vested and exercisable, all restrictions on Restricted Stock and Restricted Stock Units terminated, all performance goals deemed achieved at target levels and all other terms and conditions met, and deliver all Performance Stock, and pay out all Performance Units and Restricted Stock Units.

  •
  The Compensation Committee shall in its sole discretion determine the status of achievement of a particular target goal under the 2010 ICP and shall specify an adjusted basic award based upon its determination of achievement of the performance goals under the Awards as of the Change in Control (Change in Control Award). A Change in Control Award shall be modified as follows and shall be paid 30 days after the consummation of the Change in Control. In the event of a Change in Control, all cash awards shall be paid on a pro-rated basis (as determined by the Committee) based on the portion of the Performance Goals achieved under the cash Awards as of the date of the Change in Control, subject to the discretion of the Committee to reduce the awards. Any deferred award payments outstanding upon a Change in Control shall be paid 30 days after the Change in Control, subject to compliance with Section 409A of the Code.

For purposes of the 2010 ICP, a Change in Control is defined as:

  •
  The acquisition by any person of beneficial ownership of 50% or more of either the outstanding shares of Common Stock or combined voting power of Headwaters, provided that a change of control shall not be deemed to have occurred as a result of any acquisition from Headwaters, any acquisition by Headwaters, a subsidiary or a Company-sponsored or maintained employee benefit plan;

  •
  The consummation by Headwaters of a merger, consolidation or any other corporate reorganization if persons who were not stockholders of Headwaters immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

  •
  The sale, transfer, or other disposition of all or substantially all of Headwaters' assets.

        Amendment and Termination of the 2010 ICP.    Each of the Compensation Committee and the Board of Directors has the right and power to amend the 2010 ICP, provided, however, that the Compensation Committee and the Board of Directors may not amend the 2010 ICP in a manner that would impair or adversely affect the rights of the holder of an award without the holder's consent. No amendment of the 2010 ICP shall be made without stockholder approval to the extent stockholder approval is expressly required under applicable rules and regulations of the SEC, the applicable rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange, and the rules and regulations of the Internal Revenue Service for plans intended to qualify for the performance-based exemption under Section 162(m) of the Code.

Summary of Certain Federal Income Tax Information

        The following is only a brief summary of the effect of federal income taxation on the recipient of an award and Headwaters under the 2010 ICP. This summary is not exhaustive and does not discuss the income tax laws of any municipality, state or country outside of the United States in which a recipient of an award may reside.

        Incentive Stock Options.    If an option granted under the 2010 ICP is an ISO, the grantee will recognize no income upon grant of the ISO and will incur no tax liability upon exercise unless the grantee is subject to the alternative minimum tax. Headwaters will not be permitted a deduction for federal income tax purposes due to an exercise of an ISO regardless of the applicability of the alternative minimum tax, but may be entitled to a deduction upon a disqualifying disposition of the ISO shares. Upon the sale or exchange of the shares more than two years after grant of the ISO and one year after exercise by the grantee, any gain (or loss) will be treated as long-term capital gain (or loss). If these holding periods are not satisfied (i.e., a disqualifying disposition occurs),the grantee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. Headwaters will generally be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the grantee. Any gain (or loss) recognized on a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain (or loss).

        Non-Statutory Stock Options.    All options that do not qualify as ISOs are taxed as non-statutory options (NSOs). A grantee will recognize no income upon grant of an NSO. However, upon the exercise of an NSO, the grantee will recognize ordinary income measured by the excess of the fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the grantee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by a grantee who is also an employee of Headwaters will be subject to tax withholding by Headwaters. Upon the sale of such shares by the grantee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). Headwaters will generally be entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the grantee with respect to shares acquired upon exercise of an NSO.

        Restricted Stock Awards.    A recipient generally does not recognize taxable income on the grant of restricted stock, but does recognize ordinary income on the vesting date, or the date the recipient's interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. Any dividends paid on the restricted stock before the vesting date are also taxable as compensation income upon receipt. However, a recipient may elect to recognize income upon the grant of restricted stock, rather than when the recipient's interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of the award. If the recipient makes this election, dividends paid with respect to the restricted shares that are paid currently (rather than held subject to forfeiture) will not be treated as compensation, but rather as dividend income, and the recipient will not recognize additional income when the restrictions applicable to the restricted stock lapse. The recipient will not be entitled to any deduction if, after making this election, he or she forfeits any of the restricted stock. If restricted stock is forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the restricted stock. Headwaters will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock, subject to the limitations of Section 162(m).

        Restricted Stock Units.    A recipient does not recognize taxable income on the grant of restricted stock units, but does recognize ordinary income when they vest, unless settlement of the units (whether in shares and/or cash) is deferred in accordance with the requirements of federal tax law. If these requirements are met, the recipient will recognize taxable income when the shares and/or cash are delivered. The amount of this ordinary income will be the fair market value of the shares on the date of delivery plus the amount of cash paid. Any dividend equivalents paid on the restricted stock units are also taxable as compensation income upon payment. Headwaters will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock units, subject to the limitations of Section 162(m).

        Other Benefits.    In the case of an exercise of a SAR or an award of performance stock, performance units, unrestricted Common Stock or cash, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, Headwaters will generally receive a federal tax income deduction in an amount equal to the ordinary income which the Participant has recognized, subject to the limitations of Section 162(m).

        Withholding.    Headwaters shall retain the right to deduct or withhold, or require the recipient to remit to Headwaters, an amount sufficient to satisfy federal, state and local taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the 2010 ICP.

        Change of Control and Parachute Payments.    The accelerated vesting of awards upon a change of control could result in a Participant being considered to receive "excess parachute payments" (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the Participant and the loss of a tax deduction to Headwaters.

        Section 162(m) Limitations.    Section 162(m) of the Code generally places a $1,000,000 annual limit on a company's tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The 2010 ICP is designed so that options and SARs qualify for this exemption, and it permits the Compensation Committee also to grant other awards designed to qualify for this exception. However, the Compensation Committee reserves the right to grant awards that do not qualify for this exception, and in some cases, including a Change of Control, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to Headwaters.

        Further Information Regarding the 2010 ICP.    The foregoing is only a summary of the 2010 ICP and is qualified in its entirety by reference to its full text, a copy of which can be obtained as explained previously. Stockholders are urged to read the 2010 ICP in its entirety before casting their votes.

2010 ICP Benefits for Executive Officers and Others

        Because future awards and payments under the 2010 ICP will be subject to the Compensation Committee's discretion as well as individual, divisional and Company performance in the future, it is not possible to determine the future payments that will be received under the 2010 ICP by executive officers and other employees selected to participate. For illustrative purposes, the following table shows the grants that were awarded in fiscal 2011 under the 2010 ICP.

 2010 ICP AWARDS—FISCAL 2011

Name and Position	Potential Target Cash Awards ($)(1)	SAR Grants (shares)	Restricted Stock Grants (shares)	Restricted Stock Unit Grants (shares)
Kirk A. Benson, Chief Executive Officer	607,750	147,821	90,171	0
Donald P. Newman, Chief Financial Officer	170,000	37,000	22,500	0
Steven G. Stewart, Former Chief Financial Officer	42,656	10,375	6,329	0
Harlan M. Hatfield, Vice President, General Counsel and Secretary	90,750	22,073	13,464	0
William H. Gehrmann, III, President, Headwaters Resources, Inc.	0	32,927	20,085	0
John N. Lawless, III, Former President, Headwaters Construction Materials, Inc.	0	51,395	31,351	0
All executive officers as a group (6 persons)	911,156	301,591	183,900	0
All non-executive directors as a group (7 persons)	0	0	0	104,286
All employees, including all current officers who are not executive officers	340,543	703,485	18,628	0

(1)
Represents target cash payout if all individual, divisional and Company performance goals are achieved.

Reasons for Approval of the Increase in Shares Available for Issuance under the 2010 ICP

        The Board believes the proposed increase in shares available for issuance under the 2010 ICP will enable the Compensation Committee to provide equity-based compensation with appropriate vesting requirements to attract, retain, and incent our employees, consultants, officers and directors without resulting in excessive dilution to stockholder equity. We believe that equity-based compensation is important to help align management interests with the interests of stockholders and as an incentive for superior work that achieves business results.

Stockholder Approval

        The affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the increase in shares available for issuance under the 2010 ICP.

        Your Board of Directors unanimously recommends a vote FOR the 2,700,000 increase in the shares available for issuance under the 2010 ICP.

PROPOSAL NO. 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, business unit goals, corporate goals, and the realization of increased stockholder value.

        The Compensation Committee took several actions to strengthen executive compensation programs and address stockholder concerns during fiscal 2011. The actions include:

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  Eliminating the tax gross-up benefit formerly included in 2006 change-in-control agreements with five executives, including Messrs. Benson, Hatfield and Gehrmann;

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  Reinforcing existing stock ownership guidelines for the Named Executive Officers and the Board of Directors;

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  Reviewing CEO compensation to ensure it is aligned with stockholder return;

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  Initiating and conducting correspondence and in-person interaction between our executives and stockholders/shareholder services firms with the goal of reviewing and improving executive compensation practices;

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  Extending the minimum performance period for the corporate LTI cash plan;

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  Recalibrating the corporate LTI cash plan to insure payouts are aligned with Company performance;

  •
  Implementing a "clawback" policy to recover executive incentive awards made as a result of erroneous financial information; and

  •
  Conducting a risk analysis of executive compensation programs.

        Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal 2011 compensation of our named executive officers.

        The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote for the following resolution at the annual meeting:

          "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        Your Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

* * * * *

        Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice or proxy card.

Headwaters Incorporated
By Order of the Board of Directors,
/s/ HARLAN M. HATFIELD Harlan M. Hatfield Secretary

Appendix A

HEADWATERS INCORPORATED
2012 EXECUTIVE MASTER BONUS PLAN

        1.    Purposes of the Plan.    This Headwaters Incorporated 2012 Executive Master Bonus Plan sets forth the plan for payment of cash bonuses to those Participants designated for participation and is intended to increase stockholder value and the success of the Company by motivating Participants to perform to the best of their abilities and to achieve the Company's objectives. The Plan's goals are to be achieved by providing such Participants with incentive awards based on the achievement of goals relating to the performance of the Company or one of its business units or upon the achievement of objectively determinable performance goals. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code Section 162(m) for Performance Periods starting on or after the commencement of the Company's 2013 Fiscal Year.

        2.    Definitions.

        (a)   "Award" means, with respect to each Participant, the award determined pursuant to Section 8(a) below for a Performance Period. Each Award is determined by a Payout Formula for a Performance Period, subject to the Committee's authority under Section 8(a) to eliminate or reduce the Award otherwise payable.

        (b)   "Base Salary" means, as to any Performance Period, the Participant's annualized salary rate on the first day of the Performance Period (or if less, on the last day of the Performance Period). Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

        (c)   "Board" means the Board of Directors of the Company.

        (d)   "Code" means the Internal Revenue Code of 1986, as amended.

        (e)   "Committee" means the Compensation Committee of the Board, or another committee or subcommittee of the Board, which shall, with respect to payments hereunder intended to qualify as performance-based compensation under Code Section 162(m), consist, to the extent required by Section 162(m), solely of two or more members of the Board who qualify as "outside directors" within the meaning of Section 162(m).

        (f)    "Company" means Headwaters Incorporated or any of its subsidiaries (as such term is defined in Code Section 424(f)).

        (g)   "Fiscal Year" means a fiscal year of the Company.

        (h)   "Maximum Award" means, as to any Participant for any Performance Period, the maximum award that may be granted to the Participant under the Plan (if earned). In no event may the Maximum Award exceed $5 million multiplied by the number of complete Fiscal Years contained within the Performance Period, or, for any Performance Period of less than one complete Fiscal Year, $5 million.

        (i)    "Participant" means an eligible executive or member of senior management of the Company selected by the Committee, in its sole discretion, to participate in the Plan for a Performance Period.

        (j)    "Payout Determination Date" means the date upon which the Committee determines the amounts payable pursuant to the Target Award and the Payout Formula with respect to any previously completed Performance Period, in accordance with Section 8(a).

        (k)   "Payout Formula" means, as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants, which is generally expressed as a percentage (which may be more than 100%) of the Target Award. The formula or matrix may differ from Participant to Participant.

        (l)    "Performance-Based Compensation" means compensation that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m).

        (m)  "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:

  •
  revenue (including growth on product specific revenue, e.g., new products);

  •
  profit/loss and margin percentage (including operating income after taxes, income from continuing operations, operating income, EBIT (as defined), EBITDA (as defined), contribution margin, gross margin, operating margin, and net profit margin);

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  earnings before interest, and taxes ("EBIT");

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  earnings before interest, taxes, and depreciation (EBITD");

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  earnings before interest, taxes, depreciation, and amortization (including equity-based compensation) ("EBITDA");

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  fixed payments coverage ratio;

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  cash proceeds from sale of assets;

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  return on assets, investment or capital employed;

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  expenses (including sales, general, and administrative expense ("SG&A") and interest);

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  SG&A as percent of revenue;

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  cost reduction goals;

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  current ratio (current assets to current liabilities);

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  asset turnover (including total assets and inventory);

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  economic value added;

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  market share;

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  cash flows (including free cash flow, cash flows from operating activities, and cash flow per share);

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  improvement in or attainment of working capital levels (including net working capital, day sales outstanding, day s payable outstanding;

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  debt levels;

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  leverage ratios (including debt to EBITDA and debt to equity);

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  capital expenditures;

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  workforce diversity;

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  customer satisfaction;

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  implementation or completion of projects or processes;

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  change in market stock price;

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  total return on shares of stock or total stockholder return; and

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  stockholders' equity (including net stockholder equity)

        The Performance Goals may be based on (i) absolute target values, (ii) growth, maintenance or limiting losses, as compared to a prior period, (iii) continuing operations, or (iv) values relative to the performance of one or more comparable companies or to the performance of one or more relevant indices. The Performance Goals may be measured on a Company-wide basis or solely with respect to one or more business units, divisions, affiliates, or business segments. The Performance Goals may differ from Participant to Participant and from Award to Award.

        In establishing a Performance Goal on the Target Determination Date, the Committee shall define, in an objective fashion, the manner of calculating the Performance Goal it selects to use for such Performance Period. The Performance Goals shall be determined in accordance with United States generally accepted accounting principles ("GAAP"), unless the Committee determines that a non-GAAP measure can and will be used in a manner that complies with Section 162(m). The Committee may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of Performance Goal performance as follows:

  •
  to include or exclude restructuring and/or other nonrecurring charges (including, but not limited, to facility closures and consolidations);

  •
  to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals;

  •
  to include or exclude the effects of changes to GAAP required by the Financial Accounting Standards Board;

  •
  to include or exclude the effects of any statutory adjustments to corporate tax rates;

  •
  to include or exclude the effects of any "extraordinary items" as determined under GAAP;

  •
  to include or exclude the effect of payment of the bonuses under this Plan and any other bonus plans of the Company;

  •
  to include or exclude the effect of stock based compensation and/or deferred compensation;

  •
  to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item;

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  to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;

  •
  to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions;

  •
  to include or exclude the effects of divestitures, acquisitions or joint ventures;

  •
  to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under GAAP;

  •
  to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

  •
  to include or exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;

  •
  to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code);

  •
  to reflect any partial or complete corporate liquidation;

  •
  to reflect shippable backlog;

  •
  to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology;

  •
  to include or exclude transaction-related fees and costs;

  •
  to include or exclude litigation accruals or settlement costs

  •
  to include or exclude unusual tax adjustments;

  •
  to include or exclude asset impairments or write-downs;

  •
  to include or exclude gains or losses on the sale of investments or other assets; and

  •
  to include or exclude workforce reductions and related severance costs.

        The amount of any adjustment made pursuant to the prior sentence shall be determined in accordance with GAAP, unless the Committee determines that a non-GAAP adjustment can and will be used in a manner that complies with Section 162(m).

        (n)   "Performance Period' means any Fiscal Year or such other period as determined by the Committee in its sole discretion.

        (o)   "Plan" means this Headwaters Incorporated 2012 Executive Cash Performance Bonus Plan.

        (p)   "Section 162(m)" means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

        (q)   "Target Award' means the target award payable under the Plan to a Participant for the Performance Period (if earned), expressed as a percentage of Participant's Base Salary (or any other measure of the Participant's base salary determined by the Committee) or a specific dollar amount, as determined by the Committee in accordance with Section 6.

        (r)   "Target Determination Cutoff Date" means the latest possible date that will not jeopardize a Target Award's qualification as Performance-Based Compensation.

        (s)   "Target Determination Date" means the date or dates upon which the Committee sets the Target Award and Payout Formula with respect to any Performance Period, in accordance with Section 7.

        (t)    "Threshold Award" means the minimum award payable under the Plan to a Participant for the Performance Period (if earned), expressed as a percentage of Participant's Base Salary (or any other measure of the Participant's base salary determined by the Committee) or a specific dollar amount, as determined by the Committee in accordance with Section 6.

        3.    Plan Administration.

        (a)   The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

            (i)  discretionary authority to adopt Target Awards and Payout Formulae under this Plan for a given Performance Period on or prior to the Target Determination Cutoff Date;

           (ii)  discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility and the amount, manner and time of payment of any Awards hereunder;

         (iii)  to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

          (iv)  to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

        (b)   Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

        4.    Eligibility.    The employees eligible to participate in the Plan for a given Performance Period shall be determined by the Committee, and are generally expected to include executive officers of the Company who are subject to Section 16 of the Securities and Exchange Act of 1934 and any other members of senior management of the Company who are specifically designated by the Committee, in its sole discretion, for participation in the Plan. Unless specifically excepted under terms that are consistent with Section 162(m), a Participant must be actively employed on the last day of the Performance Period to be eligible to receive a payment hereunder. No person shall be automatically entitled to participate in the Plan.

        5.    Performance Goal Determination.    On the Target Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing on or prior to the Target Determination Cutoff Date, and the achievement of such Performance Goals shall be substantially uncertain at such time.

        6.    Target Award Determination.    On the Target Determination Date, the Committee, in its sole discretion, shall establish a Target Award and a Maximum Award for each Participant. Each Participant's Target Award and Maximum Award (and any Threshold Award, as applicable) shall be set forth in writing on or prior to the Target Determination Cutoff Date.

        7.    Determination of Payout Formula.    On the Target Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula (a) shall be set forth in writing on or prior to the Target Determination Cutoff Date, (b) shall provide for the payment of a Participant's Award if the Performance Goals for the Performance Period are achieved, and (c) may provide for an Award payment greater than or less than the Participant's Target Award, depending upon the extent to which the Performance Goals are achieved. Notwithstanding the preceding, in no event shall a Participant's Award for any Performance Period exceed the Maximum Award.

        8.    Payout Determination; Award Payment.

        (a)    Payout Determination and Certification.    On the Payout Determination Date, the Committee shall certify in writing (which may be by approval of the minutes from the meeting in which the certification was made or as otherwise permitted under Section 162(m)) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula.

        (b)    Right to Receive Payment.    Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

        (c)    Form of Distributions.    The Company shall distribute all Awards to the Participant in cash. All payments under this Plan will be subject to applicable tax withholdings.

        (d)    Timing of Distributions.    Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination and written certification of the Award for a Performance Period, but in no event later than two and one-half months following the end of the calendar year in which the Participant's right to payment has become vested (or if later, two and one-half months following the end of the Company's tax year in which the Participant's right to payment has become vested) so that all such payments comply with Treasury Regulation Section 1.409A-1(b)(4).

        (e)    Deferral.    The Committee may defer payment of Awards, or any portion thereof, to Participants as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

        9.    Term of Plan.    The Plan shall first apply to the 2013 Fiscal Year; however, no payments shall be made under the Plan to individuals who are "covered employees" (as defined under Section 162(m)) in respect of performance in the 2013 Fiscal Year if the Plan is not approved at the first annual meeting of the Company's stockholders held in 2012. The Plan shall continue until the earlier of (a) the date as of which the Committee terminates the Plan and (b) the last day of the Fiscal Year ending in 2017 (provided that Awards, if any, for such Fiscal Year shall be paid in accordance with the terms of the Plan).

        10.    Amendment and Termination of the Plan.    The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including adopting amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) increase the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to any "covered employee" to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

        11.    Bifurcation of the Plan.    It is the intent of the Company that the Plan, and all payments made hereunder, satisfy and be interpreted in a manner that, in the case of Participants who are persons whose compensation is subject to the limitations on deductibility of compensation provided under Section 162(m), qualify as Performance-Based Compensation under Section 162(m). Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the requirements of Section 162(m) shall be disregarded. However, notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any payment intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to the limitations on deductibility of compensation provided under Section 162(m).

        12.    No Guarantee of Employment.    The Plan is intended to provide a financial incentive to Participants and is not intended to confer any rights to continued employment upon Participants whose employment will remain at-will and subject to termination by either the Company or Participant at any time, with or without cause or notice.

HEADWATERS INCORPORATED

PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 23, 2012

        The undersigned stockholder(s) of Headwaters Incorporated, a Delaware corporation (the Company), revoking all previous proxies, hereby appoints Harlan M. Hatfield and Donald P. Newman, each as the attorney and proxy of the undersigned, with full power of substitution, to cast all votes for all shares of common stock of Headwaters which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of Headwaters to be held Thursday, February 23, 2012, starting at 2:00 p.m., Mountain Standard Time, at our corporate headquarters located at 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

(Please sign and date below)

1.	ELECTION OF DIRECTORS:	Please mark your vote as this ☒
	Blake O. Fisher, Jr.	FOR ☐	WITHHOLD AUTHORITY ☐
(If elected, Mr. Fisher's term would expire in 2015)
	Grant E. Gustafson	FOR ☐	WITHHOLD AUTHORITY ☐
(If elected, Mr. Gustafson's term would expire in 2015)
	James A. Herickhoff	FOR ☐	WITHHOLD AUTHORITY ☐
(If elected, Mr. Herickhoff's term would expire in 2015)
2.	RATIFY THE SELECTION BY THE BOARD OF BDO USA, LLP AS INDEPENDENT AUDITORS OF HEADWATERS FOR FISCAL 2012	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	APPROVE 2012 EXECUTIVE MASTER BONUS PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	APPROVE 2,700,000 INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2010 INCENTIVE COMPENSATION PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	FOR ☐	AGAINST ☐	ABSTAIN ☐

        This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted FOR items 1, 2, 3, 4 and 5. This Proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the Annual Meeting of Stockholders and any and all adjournments or postponements thereof to the extent allowed by Rule 14a-4(c) as promulgated by the U.S. Securities and Exchange Commission.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF HEADWATERS INCORPORATED.

Name(s) of Stockholder(s)	Date

        PLEASE RETURN YOUR COMPLETED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.